8K040198                               2
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K




                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): March 27, 1998



                CHILDREN'S DISCOVERY CENTERS OF AMERICA, INC.
            (Exact name of registrant as specified in its charter)


        Delaware                     0-14368                   06-1097006
(State or Other Jurisdiction      (Commission)                (IRS Employer
    of Incorporation)             file Number)             Identification No.)




               851 Irwin  Street,  Suite  200,  San  Rafael,   California  94901
                   (Address of principal executive offices) (zip code)


      Registrant's Telephone Number, including Area Code:    (415) 257-4200

                                 Not Applicable
        (Former name or former address, if changed since last report)






Item 5.  Other Events

            On March 27, 1998,  Children's  Discovery  Centers of America,  Inc.
(the "Company") executed an Agreement and Plan of Merger (the "Merger Agreement") with Knowledge Beginnings, Inc., a Delaware corporation ("Knowledge Beginnings"), and KBI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Knowledge Beginnings ("Purchaser"), pursuant to which, subject to the terms and conditions of the Merger Agreement, (i) Purchaser will commence a tender offer (the "Offer") for all of the outstanding shares of the common stock, par value $.01 per share, of the Company (the "Common Stock") at a price of $12.25 per share in cash (net to the seller) and
(ii) following consummation of the Offer, Purchaser will merge with and into the Company (the "Merger"), pursuant to which Merger each share of Common Stock will be converted into the right to receive $12.25 per share in cash. Consummation of the Offer and the closing of the Merger are subject to the satisfaction or waiver of certain conditions, including, among others, the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Consummation of the Offer is also subject to the valid tender of at least a majority of the total number of shares of Common Stock outstanding on a fully diluted basis. The closing of the Merger is expected to occur as soon as practicable after the satisfaction of the conditions thereto set forth in the Merger Agreement, including Stockholder approval, if required. The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

            In connection with the execution and delivery of the Merger Agreement, Proactive Partners, L.P., Lagunitas Partners, L.P., and Fremont Proactive Partners, L.P., (collectively, the "Specified Stockholders"), which own an aggregate of 1,363,700 shares of the Company's Common Stock, entered into an Option and Support Agreement with Knowledge Beginnings, pursuant to which, among other things, the Specified Stockholders have agreed to tender such Shares of Common Stock and have granted to Knowledge Beginnings an option to purchase such shares under certain circumstances for $12.25 per share. Pursuant to the Option and Support Agreement, the Company also granted an option to Knowledge Beginnings to purchase 1,342,155 previously unissued shares of the Company's Common Stock (equal to 19.9% of the outstanding shares) under certain circumstances for $10.125 per share. The description of the Option and Support Agreement contained herein is qualified in its entirety by reference to the Option and Support Agreement, a copy of which is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

            On March 30, 1998, the Company and Knowledge Beginnings issued a press release relating to the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 2.3 and is incorporated herein by reference

Item 7.           Financial Statements and Exhibits

            (a)   Financial statements of businesses acquired.

                        None.

            (b) Pro forma financial information.

                        None.

            (b)   Exhibits.

            2.1 Agreement and Plan of Merger, dated as of March 27, 1998, by and among Children's Discovery Centers of America, Inc., a Delaware corporation (the "Company"), Knowledge Beginnings, Inc., a Delaware Corporation ("Knowledge Beginnings"), and KBI Acquisitions, Corp., a Delaware corporation and a wholly-owned subsidiary of Knowledge Beginnings ("Purchaser").

            2.2 Option and Support Agreement dated as of March 27, 1998, among Children's Discovery Centers of America, Inc.,
                     Knowledge Beginnings, Inc., Proactive Partners, L.P., Lagunitas Partners, L.P., and Fremont Proactive Partners, L.P.

            2.3      Press Release dated, March 30, 1998.

                                  EXHIBIT INDEX



Exhibit No.          Description

   2.1 Agreement and Plan of Merger, dated as of March 27, 1998, by and among Children's Discovery Centers of America, Inc., a Delaware corporation (the "Company"), Knowledge Beginnings, Inc., a Delaware Corporation ("Knowledge Beginnings"), and KBI Acquisitions, Corp., a Delaware corporation and a wholly-owned subsidiary of Knowledge Beginnings ("Purchaser").

   2.2 Option and Support Agreement dated as of March 27, 1998, among Children's Discovery Centers of America, Inc., Knowledge Beginnings, Inc., Proactive Partners, L.P., Lagunitas Partners, L.P., and Fremont Proactive Partners, L.P.

   2.3               Press Release dated, March 30, 1998.

                                   SIGNATURES


Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     CHILDREN'S DISCOVERY CENTERS
                                                      OF AMERICA, INC.



Date:  April 2, 1998                By:
                                            Randall J. Truelove
                                            Vice President

                                                                     EXHIBIT 2.1

33
8K040198
                                                                     EXHIBIT 2.1
                          AGREEMENT AND PLAN OF MERGER



      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of March 27, 1998, is by and among Knowledge Beginnings, Inc., a Delaware corporation ("Parent"), KBI Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser") and Children's Discovery Centers of America, Inc., a Delaware corporation ("Company").

                                    RECITALS

      WHEREAS, the respective Boards of Directors of Parent, Purchaser and the Company have each determined that it is in the best interests of their respective stockholders for the Company to be acquired pursuant to the terms and subject to the conditions of this Agreement.

      WHEREAS, in furtherance of such acquisition it is proposed that Purchaser will make a tender offer (the "Offer") to purchase all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), subject to the terms and conditions of this Agreement and Annex I hereto, for $12.25 per share net to the tendering stockholder in cash, without interest thereon. The Common Stock is sometimes hereinafter referred to as the "Shares."

      WHEREAS, to complete such acquisition, the respective Boards of Directors of Parent, Purchaser and the Company have each duly approved the merger of Purchaser and the Company (the "Merger") following consummation of the Offer, in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "Delaware Law").

      WHEREAS, Parent and the Company have also entered into an Option and Support Agreement dated as of the date hereof, in the form attached as Exhibit A hereto (the "Option Agreement"), providing for the grant by the Company to Parent of an option to purchase, under certain circumstances, 19.9% of the outstanding Shares at $10.125 per Share.

      WHEREAS, Parent and Proactive Partners, L.P., Fremont Proactive Partners, L.P. and Lagunitas Partners, L.P. have entered into the Option Agreement providing for, among other things, the agreement of each such stockholder to tender all Shares owned by it pursuant to the Offer and the grant by each such stockholder to Parent of an option to purchase, under certain circumstances, all Shares owned by such stockholder at $12.25 per Share.

      WHEREAS, the Board of Directors of the Company unanimously (i) determined that the Offer and the Merger is fair to, and in the best interests of, the stockholders of the Company, (ii) approved and adopted this Agreement, the Option Agreement and the transactions contemplated hereby and thereby, and (iii) recommends acceptance of the Offer and approval and adoption by the stockholders of the Company of this Agreement and the Merger.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, Parent, Purchaser and the Company hereby agree as follows:

1.    THE OFFER

      1.1.  The Offer

      .

            (a) Provided that nothing shall have occurred which would result in a failure to satisfy any of the conditions set forth in Annex I hereto, Purchaser shall, as soon as practicable after the date hereof, but in no event later than the fifth business day after the date of this Agreement, commence (within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Offer. Subject to the terms and conditions set forth in this Agreement (including the right to terminate, extend or modify the Offer), and subject to the other conditions set forth in Annex I hereto, including, without limitation, a minimum of a majority of the Shares (determined on a fully diluted basis) being validly tendered and not withdrawn prior to the expiration or termination of the Offer (the "Minimum Condition"), Purchaser shall use its reasonable efforts to consummate the Offer as soon as legally permissible. As used herein "on a fully diluted basis" means, as of any date, the number of Shares outstanding, together with Shares issuable upon exercise of outstanding Company Options (as hereafter defined). Notwithstanding any provision of this Agreement, Purchaser expressly reserves the right to modify the terms of the Offer, including, without limitation, to extend the Offer beyond the scheduled expiration date (including an extension of up to 20 business days beyond the initial scheduled expiration date whether or not the conditions set forth in Annex I hereto have been satisfied); provided that the Offer shall not, without the written consent of the Company, be amended to decrease the price per Share or change the form of consideration payable in the Offer, decrease the number of Shares sought, waive the Minimum Condition or impose additional conditions to the Offer. The Company agrees that no Shares held by the Company or any of its wholly-owned subsidiaries will be tendered pursuant to the Offer.

            (b) As soon as practicable on the date of commencement of the Offer,
Purchaser shall file with the Securities and Exchange Commission (the "Commission") with respect to the Offer a Schedule 14D-1 (the "Schedule 14D-1") which will contain an offer to purchase and forms of the related letter of transmittal and summary advertisement (which documents, together with any supplements or amendments thereto, are referred to herein collectively as the "Offer Documents"). Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect, and Parent and Purchaser further agree to take all steps necessary to cause the Offer Documents as so corrected to be filed with the Commission and to be disseminated to the stockholders of the Company, in each case as and to the extent required by applicable federal securities laws.

      1.2.  Company Action

      .

            (a) The Company approves and consents to the Offer, the Merger and the Option Agreement and represents that the Board of Directors of the Company has, by a vote of all directors at a meeting duly called and held, unanimously
(i) determined that each of the Offer and the Merger is fair to, and in the best interests of, the stockholders of the Company, (ii) approved and adopted the Option Agreement and this Agreement and the transactions contemplated hereby and thereby, including the Offer and the Merger, (iii) recommended acceptance of the Offer and approval and adoption of this Agreement and the Merger by the stockholders of the Company, and (iv) taken all action necessary to render
Section 203 of the Delaware Law and other state takeover statutes inapplicable to the Offer, the Merger and the Option Agreement. The Company further represents that Advest, Inc. has rendered to the Board of Directors of the Company its opinion that the consideration to be received by the stockholders of the Company pursuant to the Offer and the Merger is fair to such stockholders from a financial point of view.

            (b) The Company agrees to promptly prepare, and after review by Purchaser, file with the Commission on the same date the Offer Documents are filed with the Commission and to mail to its stockholders a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (the "Schedule 14D-9") containing the recommendation described in Section 1.2(a) hereof and to disseminate the Schedule 14D-9 as required by Rule 14d-9 promulgated under the Exchange Act. The Company agrees to provide Parent and its counsel with any comments that the Company or its counsel may receive from the Commission or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments and shall provide Parent and its counsel an opportunity to participate, including by way of discussion with the Commission or its staff, in the response of the Company to such comments. Each of the Company, on the one hand, and Parent and Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the Commission and to be disseminated to the stockholders of the Company, in each case as and to the extent required by applicable federal securities laws; provided, however, that subject to the provisions of Article 8, such recommendation may be withdrawn, modified or amended to the extent that the Board of Directors of the Company deems it necessary to do so in the exercise of its fiduciary duty after being so advised in writing by outside counsel.

            (c) The Company will promptly furnish Purchaser with mailing labels containing the names and addresses of the record holders of Shares and lists of securities positions of Shares held in stock depositories, each as of a recent date, and shall furnish Purchaser with such additional information, including updated lists of stockholders, mailing labels and lists of securities positions, and assistance as Purchaser or its agents or representatives may reasonably request in connection with the Offer. The Company has been advised that each of its directors intends to tender pursuant to the Offer all shares of Common Stock owned of record or beneficially by him or her.

      1.3.  Directors

            . Subject to compliance with applicable law, promptly upon the acceptance for payment and payment by Purchaser for Shares purchased pursuant to the Offer, and from time to time thereafter, the Company and its Board of Directors shall, upon request of Parent, promptly take all actions necessary to cause to be elected as directors of the Company a number of Parent's designees which equals the product, rounded up to the next whole number, of the total number of directors on the Board of Directors (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that such number of Shares so accepted for payment and paid for by Purchaser bears to the number of Shares outstanding, and the Company shall, at such time, use its reasonable best efforts to cause Parent's designees to be so elected, including by accepting resignations of those incumbent directors designated by the Company or increasing the size of the Board of Directors of the Company and causing Parent's designees to be elected. Subject to applicable law, the Company shall take all action necessary to effect any such election, including mailing to its stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.

2.    THE MERGER

      2.1.  The Merger

      .

            (a) At the Effective Date (as defined in Section 2.3), in accordance with this Agreement and the Delaware Law, Purchaser shall be merged with and into the Company, the separate corporate existence of Purchaser shall cease, and the Company shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Effective Date. The Company hereinafter sometimes is referred to as the "Surviving Corporation." At the Effective Date, the separate corporate existence of Purchaser shall cease.

            (b) If Parent so elects,  the Merger may alternatively be structured with Purchaser as the Surviving Corporation or so that any direct or indirect subsidiary of Parent is merged with and into the Company or the Company is merged with and into any such other subsidiary. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election. If Parent elects to structure the Merger so that the Company is not the Surviving Corporation, the inaccuracy of any representation or warranty of the Company which is premised on the assumption that the Company shall be the Surviving Corporation, which representation or warranty becomes inaccurate solely as a result of the Company not being the Surviving Corporation, shall not be deemed to be a breach of such representation or warranty.

      2.2.  Effect of the Merger

      . From and after the Effective Date, the Merger shall have the effects set forth in Section 259 of the Delaware Law.

      2.3.  Consummation of the Merger

      . As soon as is practicable after the satisfaction or waiver of the conditions hereinafter set forth, the parties hereto will cause the Merger to be consummated by filing with the Secretary of State of Delaware a certificate of merger or a certificate of ownership and merger, as applicable, in such form as required by, and executed in accordance with, the relevant provisions of the Delaware Law. The Merger shall become effective upon the filing of such certificate with the Secretary of State of Delaware in accordance with the provisions and requirements of the Delaware Law (the time of such effectiveness is hereinafter referred to as the "Effective Date").

      2.4.  Certificate of Incorporation; Bylaws; Directors and Officers

      . The Certificate of Incorporation and Bylaws of Purchaser shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation, as in effect immediately prior to the Effective Date, until thereafter amended as provided therein and under the Delaware Law. The directors of Purchaser immediately prior to the Effective Date will be the initial directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Date will be the initial officers of the Surviving Corporation, in each case until their successors are elected and qualified, or their earlier death, resignation or removal.

      2.5.  Conversion of Securities

      . At the Effective Date, by virtue of the Merger and without any action on the part of Purchaser, the Company, the Surviving Corporation or the holder of any of the following securities:

            (a) Each Share issued and outstanding immediately prior to the Effective Date (other than Shares to be canceled pursuant to Section 2.5(b) hereof and Shares held by Dissenting Stockholders (as defined in Section 2.6)) shall be canceled and extinguished and be converted into and become a right to receive $12.25 in cash, without interest (the "Merger Consideration").

            (b) Each Share which is issued and outstanding immediately prior to the Effective Date and owned by Purchaser, Parent or the Company or any direct or indirect wholly-owned subsidiary of Purchaser, Parent or the Company, shall be canceled and retired, and no payment shall be made with respect thereto.

            (c) Each share of common stock, par value $0.01 per share, of Purchaser issued and outstanding immediately prior to the Effective Date shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

      2.6.  Dissenting Stock

      . Notwithstanding anything in this Agreement to the contrary but only to the extent required by the Delaware Law, Shares that are issued and outstanding immediately prior to the Effective Date and are held by holders who comply with all the provisions of the Delaware Law concerning the right of holders of common stock to dissent from the Merger and require appraisal of their shares of Common Stock ("Dissenting Stockholders") shall not be converted into the right to receive the Merger Consideration but shall become the right to receive such consideration as may be determined to be due such Dissenting Stockholders pursuant to the Delaware Law; provided, however, that (i) if any Dissenting Stockholder shall subsequently deliver a written withdrawal of his or her demand for appraisal (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Date), or (ii) if any Dissenting Stockholder fails to establish and perfect his or her entitlement to appraisal rights as provided by applicable law, or (iii) if within 120 days of the Effective Date neither any Dissenting Stockholder nor the Surviving Corporation has filed a petition demanding a determination of the value of all Shares outstanding at the Effective Date and held by Dissenting Stockholders in accordance with applicable law, then such Dissenting Stockholder or Stockholders, as the case may be, shall forfeit the right to appraisal of such Shares and such Shares shall thereupon be deemed to have been converted into the right to receive, as of the Effective Date, the Merger Consideration, without interest. The Company shall give Parent and Purchaser (A) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other related instruments received by the Company, and (B) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of Parent, settle or offer to settle any demand.

      2.7.  Company Stock Options and Related Matters

      . Prior to the consummation of the Offer, the Board of Directors of the Company shall cause each option issued under the Company's Employee Stock Option Plan, the Non-Employee Director Stock Option Plan and options issued to employees not under either of such plans (collectively, the "Company Options"), to become exercisable immediately prior to the Effective Date, subject to the consummation of the Merger. Prior to the consummation of the Offer, the Company shall offer (the "Option Offer") to pay, subject to consummation of the Merger, each holder of a Company Option an amount equal to (x) the aggregate Merger Consideration into which the shares of Common Stock issuable upon exercise of such Company Option would have been converted if such option had been exercised immediately prior to the Effective Date, reduced by (y)(I) the aggregate exercise price for the shares of Common Stock then issuable upon exercise of such Company Option, (II) the amount of any withholding taxes which may be required thereon and (III) the amount of all outstanding loans from the Company to such holder, in return for the cancellation of such Company Option. The Option Offer shall be accepted, if at all, irrevocably by the holders of the Company Options prior to the consummation of the Offer. The Option Offer shall provide that the holder of the Company Option shall agree not to exercise the Company Option after accepting the Option Offer.

      2.8.  Exchange of Certificates

      .

            (a) Prior the Effective Date, Parent shall designate a bank or trust company to act as exchange agent (the "Exchange Agent") in effecting the exchange for the Merger Consideration of stock certificates (the "Certificates") which, prior to the Effective Date, represented Shares entitled to payment pursuant to Section 2.5. Upon the surrender for cancellation to the Exchange Agent of such Certificates, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereon, and any other items specified in the letter of transmittal, the Exchange Agent shall promptly pay to the Person entitled thereto the Merger Consideration deliverable in respect thereto and such Certificates shall be canceled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Shares to be canceled pursuant to Section 2.5(b) and Shares held by Dissenting Stockholders) shall represent solely the right to receive the Merger
Consideration multiplied by the number of Shares represented by such Certificate. If any cash is to be paid to a Person other than the Person in which the Certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition to such payment that the Certificates so surrendered shall be properly endorsed or accompanied by appropriate stock powers and otherwise in proper form for transfer, that such transfer otherwise be proper and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of such cash to a Person other than that of the registered holder of the Certificate surrendered, or such Person shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding anything in this Agreement, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property laws. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article 2, provided that, the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such amount as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the Certificate claimed to have been lost, stolen or destroyed.

            (b) Promptly following the date which is six months after the Effective Date, the Exchange Agent shall return to the Surviving Corporation all cash and property in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under applicable law.

            (c) Promptly after the Effective Date, Parent shall cause the Exchange Agent to mail or make available to each record holder of Certificates which immediately prior to the Effective Date represented Shares (other than Shares to be canceled pursuant to Section 2.5(b)) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificate shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in surrendering such Certificates and receiving the Merger Consideration therefor.

      2.9.  Payment

      . Concurrently with or immediately prior to the Effective Date, Parent or Purchaser shall deposit in trust with the Exchange Agent cash in United States dollars in an aggregate amount equal to the product of (i) the number of Shares outstanding immediately prior to the Effective Date (other than Shares to be canceled pursuant to Section 2.5(b) or a Shares held by a Person known at the time of such deposit to be a Dissenting Stockholder) and (ii) the Merger Consideration (such amount being hereinafter referred to as the "Payment Fund"). The Payment Fund shall be invested by the Exchange Agent as directed by Parent in direct obligations of the United States, obligations for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality of Moody's Investors Services, Inc. or Standard & Poor's Ratings Group or certificates of deposit, bank repurchase agreements or bankers' acceptances of a commercial bank having at least $500,000,000 in assets (collectively, "Permitted Investments") or in money market funds which are invested in Permitted Investments, and any net earnings with respect thereto shall be paid to Parent as and when requested by Parent. The Exchange Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 2.5(a) hereof out of the Payment Fund. The Payment Fund shall not be used for any other purpose except as otherwise agreed to by Parent.

      2.10. No Further Rights of Transfers
      . At and after the Effective Date, each holder of a Certificate shall cease to have any rights as a stockholder of the Company, except for, in the case of a holder of a Certificate (other than shares to be canceled pursuant to Section 2.5(b) hereof and other than shares held by Dissenting Stockholders), the right to surrender his or her Certificate in exchange for payment of the Merger Consideration or, in the case of a Dissenting Stockholder, to perfect his or her right to receive payment for his or her Shares pursuant to the Delaware Law if such holder has validly perfected and not withdrawn his or her right to receive payment for his or her Shares, and no transfer of Shares shall be made on the stock transfer books of the Surviving Corporation. Certificates presented to the Surviving Corporation after the Effective Date shall be canceled and exchanged for cash as provided in this Article 2. At the close of business on the day of the Effective Date, the stock ledger of the Company with respect to Common Stock shall be closed.


      2.11. Closing

      . The closing of the Merger (the "Closing") shall take place at the offices of Latham & Watkins, San Francisco, California, on the date on which the Effective Date occurs, or at such other time and place as Parent and the Company may mutually agree.

3.    REPRESENTATIONS AND WARRANTIES OF PARENT AND  PURCHASER

      Each of Parent and Purchaser represents and warrants to the Company as follows:

      3.1.  Organization and Qualification

      . Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power to carry on its respective business as now conducted.

      3.2.  Authority Relative to this Agreement

      . Each of Parent and Purchaser has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereunder. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the transactions contemplated hereby have been duly authorized by the respective Boards of Directors of Parent and Purchaser and Parent as the sole stockholder of Purchaser and no other corporate proceeding on the part of Parent and Purchaser is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a valid and binding obligation of each, enforceable against each in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      3.3.  Compliance

      .

            (a) Neither the execution and delivery of this Agreement by Parent or Purchaser, nor the consummation by Parent or Purchaser of the transactions contemplated hereby, nor compliance by Parent or Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of its certificate of incorporation or bylaws, (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or cancellation of, or accelerate the performance required by, or result in a right of termination or acceleration or give rise to any obligation to make any payment, or require any consent, under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent and Purchaser is a party, or to which any of them, or any of their respective properties or assets may be subject; (iii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent and Purchaser; or (iv) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Parent or Purchaser or any of their respective properties or assets.

            (b) Other than in connection with or in compliance with the provisions of the Delaware Law, the Exchange Act, the "takeover" or "blue sky" laws of various states, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "Hart-Scott-Rodino Act"), and any required foreign regulatory approvals, no notice or reports to, filing with, or registrations, authorization, consent or approval of, any domestic or foreign public body or authority is required to be obtained by Parent or Purchaser in connection with the execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent or Purchaser of the transactions contemplated by this Agreement.

      3.4.  Brokers

      . No broker, finder or investment banker (other than Donaldson, Lufkin & Jenrette) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Purchaser.

      3.5.  Financial Capability

      . As of the date hereof, Parent and/or Purchaser have unrestricted cash and/or cash equivalents of at least $50,000,000 and will have unrestricted cash and/or cash equivalents of at least $50,000,000 until consummation of the Offer.

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and Purchaser, except as set forth on a Disclosure Schedule previously delivered to Parent (the "Disclosure Schedule"), the following:

      4.1.  Organization and Qualification

      . The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. Copies of the Certificate of Incorporation, as amended, and Bylaws, as amended, of the Company heretofore delivered to Parent are accurate and complete as of the date hereof.

      4.2.  Subsidiaries

      . The only subsidiaries of the Company are those listed in the Disclosure Schedule (the "Company Subsidiaries"). Except as set forth in such Disclosure
Schedule, the Company is, directly or indirectly, the record and beneficial owner of all of the outstanding shares of capital stock of each of the Company Subsidiaries and there are no irrevocable proxies with respect to such shares, and no equity securities of any of the Company Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, the issuance, sale delivery or transfer of shares of any capital stock of any Company Subsidiary. There are no contracts, commitments, understandings or arrangements by which any the Company or any Company Subsidiary is bound to transfer shares or issue additional shares of capital stock of a Company Subsidiary or options, warrants or other rights to purchase or securities convertible into or exchangeable for such shares. All of the shares of capital stock of each Company Subsidiary are fully paid and nonassessable and are owned by the Company or a Company
Subsidiary free and clear of any claim, lien, encumbrance, restrictions or agreement with respect thereto. Each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to carry on its business as it is now being conducted. Each Company Subsidiary is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified or in good standing which would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. Copies of the charter documents, bylaws and regulations of each Company Subsidiary, which have been heretofore delivered to Parent, are accurate and complete.

      4.3.  Capitalization

      . The authorized capital stock of the Company consists of 20,000,000 Shares and 5,000,000 shares of Special Stock, par value $0.01 per share (the "Preferred Stock"). As of the date of this Agreement, (i) 6,744,499 Shares are validly issued and outstanding, fully paid and nonassessable and no Shares are held in the Company's treasury and (ii) no shares of Preferred Stock are issued and outstanding. All outstanding Shares have been duly authorized and validly issued, and are fully paid, nonassessable and free of preemptive rights. As of the date of this Agreement, 928,565 Shares are issuable upon exercise of outstanding Company Options. Except as contemplated by clauses (i) and (ii) above, there are not now and at the Effective Date there will not be, any other shares of capital stock, or other equity securities of the Company outstanding, or any other outstanding options, warrants, rights to subscribe to (including any preemptive rights), calls or commitments of any character whatsoever to which the Company or any Company Subsidiaries is a party or may be bound, requiring the issuance, transfer or sale of, shares of any capital stock or other equity securities of the Company or securities or rights convertible into or exchangeable for such shares or other equity securities. There are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or other equity securities or options, warrants or rights to purchase or acquire any additional shares of its capital stock or other equity securities or securities convertible into or exchangeable for such shares or other equity securities. There are no outstanding contracts, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire any Shares. The Disclosure Schedule contains a complete and accurate list of all holders of Company Options and the number of such Company Options and the terms of such Company Options held by each such holder.

      4.4.  Company Investments

      . Except for interest in the Company Subsidiaries and except as set forth on the Disclosure Schedule, neither the Company nor any of the Company
Subsidiaries owns or has the right to acquire, directly or indirectly, any interest or investment (whether equity, debt, loan or advance) in any Person, other than investments of less than $100,000 in the aggregate.

      4.5.  Authority Relative to this Agreement
      . The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Option Agreement, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The execution and delivery of this Agreement and the Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Company and no other corporate proceeding on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement or the Option Agreement and the transactions contemplated hereby or thereby, including the acquisition of the Shares pursuant to the Offer and the Merger, except for the approval of the Company's stockholders owning at least a majority of the outstanding Shares of the Merger, if required, pursuant to the Delaware Law as set forth in Section 6.2 of this Agreement. The Company has taken all action necessary to render the prohibitions of Section 203 of the Delaware Law to be inapplicable to the execution and delivery of this Agreement and the Option Agreement, and the transactions contemplated hereby and thereby, including the acquisition of the Shares pursuant to the Offer and the Merger. To the knowledge of the Company, no other "fair price'" "merger moratorium," "control share acquisition" or other anti-takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement the Option Agreement or any of the transactions contemplated hereby or thereby. This Agreement and the Option Agreement have been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by Parent and Purchaser, each constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law.

      4.6.  Compliance

      .

            (a) Neither the execution and delivery of this Agreement or the Option Agreement by the Company, nor the consummation of the transactions contemplated hereby (including the acquisition of the Shares pursuant to the Offer and the Merger) or thereby, nor compliance by the Company with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the certificate of incorporation, charter documents or bylaws of the Company or any Company Subsidiary; (ii) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the loss of any material benefit under, or result in a right of termination or acceleration under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any such Company Subsidiary is a party, or to which any of them or any of their respective properties or assets may be subject; (iii) result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any Company Subsidiaries; or (iv) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary or any of their respective properties or assets.

            (b) Other than in connection with or in compliance with the provisions of the Delaware Law, the Exchange Act, the "takeover" or "blue sky" laws of various states, the Hart-Scott-Rodino Act, and any required foreign regulatory approvals, no notice or report to, filing with, or authorization, permits, registration, consent or approval of, any domestic or foreign public body or authority is necessary for the execution and delivery of this Agreement or the Option Agreement or the consummation by the Company of the transactions contemplated by this Agreement or the Option Agreement.

      4.7.  Commission Filings

      . The Company has filed with the Commission all reports, forms, registration statements, definitive proxy statements and documents required to be filed with the Commission since January 1, 1995 (the "SEC Reports"). The Company has delivered to Parent a complete and correct copy of the SEC Reports and any amendments thereto filed prior to the date hereof. As of their respective dates, the SEC Reports (including all financial statements, exhibits and schedules thereto and documents incorporated by reference therein) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and the Company Subsidiaries (including the consolidated financial statements for the year ended December 31, 1997) included or incorporated by reference in the SEC Reports, and in the Company's Annual Reports for the years ended December 31, 1994, 1995 and 1996 heretofore delivered to Parent, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated assets, liabilities and financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

      4.8.  Absence of Undisclosed Liabilities

      . Except as set forth on the Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities of any nature, whether absolute, contingent or otherwise, and whether due or to become due (including, without limitation, all tax liabilities) which would be required to be disclosed in financial statements, including the footnotes thereto, prepared in accordance with generally accepted accounting principles, and which are not adequately reflected or reserved against in the Company's balance sheet as of December 31, 1997, including the footnotes thereto (the "Balance Sheet"), except such as have arisen in the ordinary course of business since such date. Except as set forth in the Disclosure Schedule, the Company has not engaged, and prior to the Effective Date will not engage, in any hedging transactions or transactions in derivative securities.

      4.9.  Litigation

      .

            (a) Except as set forth on the Disclosure Schedule, there are no material actions, suits, proceedings, arbitration, meditation or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, nor is the Company or any Company Subsidiary subject to any order, judgment, writ, injunction or decree of any court or governmental or regulatory authority or body.

            (b) Any losses, damages, liabilities, judgments, costs or expenses arising out of those claims set forth on Section 4.9(b) of the Disclosure Schedule will be covered by the Company's general liability insurance, subject to the deductible of such policies.

      4.10. Compliance with Law

      . Each of the Company and its subsidiaries has not violated or failed to comply in any material respect with any material statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to its business, operations, properties and assets. The conduct of the Company's and its subsidiaries' business is in material conformity with all material labor, energy, public utility, zoning, building code, health, OSHA and environmental requirements and all other foreign, federal, state and local governmental and regulatory requirements. Except as set forth on the Disclosure Schedule, neither the Company nor any of its subsidiaries has received any notice asserting a failure to comply with any such statute, law, ordinance, regulation, rule, judgment, decree or order.

      4.11. Changes

      . Except as contemplated by this Agreement, or as set forth on the Disclosure Schedule, since September 30, 1997, none of the following have occurred:

            (a) any change, event or condition (or any development involving a prospective change, event or condition) shall have occurred or be threatened which is, or is reasonably likely to have, a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

            (b) any change in accounting methods, principles or practices by the Company affecting its assets, liabilities or business;

            (c) any revaluation by the Company or any of its subsidiaries of any of their assets, including without limitation, writing off notes;

            (d) any damage, destruction or loss having a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

            (e) any cancellation of any material debts or waiver or release of any material right or claim of the Company relating to its business activities or properties;

            (f) any declaration, setting aside or payment of dividends or distributions in respect of the Shares or any redemption, purchase or other acquisition of any of any securities of the Company or its subsidiaries;

            (g) any issuance by the Company or any of its subsidiaries of, or commitment of the Company or any of its subsidiaries to issue, any shares of stock, options, warrants or other equity securities or obligations or securities convertible into or exchangeable for shares of stock, options, warrants or other equity securities, other than upon exercise of Company Options;

            (h) negotiation or execution of any material arrangement, agreement or understanding to which the Company or any of its subsidiaries is a party which cannot be terminated by it on notice of 30 days or less without cost or penalty;

            (i) the making of any loan or payment, the entering into of any arrangement, agreement or understanding or similar transaction with any Person who is an officer, director or stockholder of the Company or any of its subsidiaries, or who is an affiliate or associate of such a Person;

            (j) any capital expenditures other than in the ordinary course of business and consistent with past practice by the Company or any of its subsidiaries in an aggregate amount that exceeds $100,000;

            (k) any adoption of a plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of the Company or any of its subsidiaries;

            (l) any increase in salary, bonus, fringe benefit, severance, retention bonus or incentive or other compensation payable or to become payable to any officer, director, employee or other Person receiving compensation of any nature from the Company or any of its subsidiaries; any increase in the number of shares obtainable under, or the acceleration or creation of any rights of any Person to benefits under, any Employee Plan (including, without limitation, the acceleration of the vesting or exercisability of any stock options, the acceleration of the vesting of any restricted stock, the acceleration of the accrual or vesting of any benefits under any Pension Plan or the acceleration or creation of any rights under any severance, parachute or change in control agreement), or the entering into of any employment, consulting, severance or other employee related agreement, arrangement or understanding with the Company or any of its subsidiaries;

            (m) any delay or failure to repay when due any material obligation of the Company or any of its subsidiaries; or

            (n) any agreement by the Company or any subsidiary to do any of the things described in the preceding clauses (a) through (m) other than as expressly provided for herein.

      4.12. Taxes

      .

            (a) Filing of Tax Returns. The Company (including, for purposes of this Section 4.12, each of its subsidiaries from time to time) has timely filed with the proper taxing or other governmental authorities all returns (including, without limitation, information returns, estimated Tax filing and other Tax-related information) in respect of Taxes (as such term is defined in Section 4.12(f)) required to be filed through the date hereof. Such returns, filings and information filed are complete, correct and accurate in all material respects. The Company has delivered to Parent complete and accurate copies of all of the Company's federal, state and local Tax returns filed for its taxable years ended December 31, 1994, 1995 and 1996. The Company has not filed any federal, state or local tax returns for its taxable year ended December 31, 1997, or has delivered to Parent complete and accurate copies of all such returns that have been filed for such taxable year.

            (b) Payment of Taxes. All Taxes for which the Company shown as owing on any Tax return for any period or portion thereof ending on or before the Effective Date, shall have been paid, or an adequate reserve (in conformity with generally accepted accounting principles applied on a consistent basis and the Company's past custom and practice) has been established therefor, and the Company has no material liability for Taxes in excess of the amounts so paid or reserves so established. All Taxes that the Company has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing or other governmental authority.

            (c) Audit History. Except as set forth in the Disclosure Schedule:

                  (i) No deficiencies for Taxes of the Company have been claimed, proposed or assessed by any taxing or other governmental authority.

                  (ii) There are no pending or, to the best of the Company's knowledge, threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company, and there are no matters under discussion with any taxing or other governmental authority with respect to Taxes of the Company.

                  (iii) All audits of federal, state and local returns for Taxes by the relevant taxing or other governmental authority have been completed for all periods.

                  (iv) The Company has not been notified that any taxing or other governmental authority intends to audit a return for any other period.

                  (v) No extension of a statute of limitations relating to Taxes is in effect with respect to the Company.

            (d) Tax Elections. Except as set forth in the Disclosure Schedule:

                  (i) There are no material elections with respect to Taxes affecting the Company.

                  (ii) The Company has not made an election, and is not required, to treat any asset of the Company as owned by another person or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Internal Revenue Code of 1986, as amended (the "Code") or under any comparable state or local income Tax or other Tax provision.

                  (iii) The Company is not a party to or bound by any binding tax sharing, tax indemnity or tax allocation agreement or other similar arrangement with any other person or entity.

                  (iv) The Company has not filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state or local law) or agreed to have Sections 341(f)(2) of the Code (or any corresponding provision of state or local law) apply to any disposition of any asset owned by it.

            (e)  Additional   Representations.   Except  as  set  forth  in  the
Disclosure Schedule:

                  (i) There are no liens for Taxes (other than for Taxes not yet delinquent) upon the assets of the Company.

                  (ii) The Company has never been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code, nor has the Company or any present or former subsidiary, or any predecessor or affiliate of any of them, become liable (whether by contract, as transferee or successor, by law or otherwise) for the Taxes of any other person or entity under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law.

                  (iii) The Company has not made, requested or agreed to make, nor is it required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise for any taxable year.

                  (iv) The Company is not a party to any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount as to which a deduction may be denied under Section 162(m) of the Code.

                  (v) The Company is not a party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal, state, local or foreign Tax purposes.

                  (vi) The Company has prepared and made available to Parent all of the Company's books and working papers that clearly demonstrate the income and activities of the Company for the last full reporting period ending prior to the date hereof.

                  (vii) The Company has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii).

                  (viii) The Company has properly requested, received and retained all necessary exemption certificates and other documentation supporting any claimed exemption or waiver of Taxes on sales or other transactions as to which the Company would have been obligated to collect or withhold Taxes except for any failure to do so which would not be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

                  (ix) Assuming the effectiveness of and compliance with the Excess Payment Agreement between Dr. Elanna S. Yalow and the Company dated March 27, 1998 and the provisions regarding reimbursement of excess parachute payments in the Consulting Agreement between Richard A. Niglio and the Company dated March 27, 1998, each in the form reviewed by Parent and Purchaser, there is no agreement, plan or arrangement, including, but not limited to, any agreement or bonus plan entered into by the Company or any of its subsidiaries in connection with the Offer, the Merger or the other transactions contemplated by this Agreement, covering any employee or former employee of the Company that, individually or collectively, provides for the payment of any compensation, benefit or other amount that is an "excess parachute payment" under Section 280G of the Code; provided that the foregoing does not apply to any agreement, plan or arrangement with regard to compensation, benefits or other payments which was reached before or exists on the date of consummation of the Offer or the Effective Date between Parent or Purchaser, or any representative or affiliate of either of them (excluding the Company and its subsidiaries) and any employee or former employee of the Company, or which is reached after the date of consummation of the Offer or the Effective Date between Parent, Purchaser or the Company, or any representative or affiliate of any of them, and any employee of former employee of the Company.

            (f) Definition of Taxes. For purposes of this Agreement, the term "Taxes" shall mean all federal, state, local, foreign and other taxes, assessments or other governmental charges, including, without limitation, income, estimated income, gross receipts, profits, occupation, franchise, capital stock, real or personal property, sales, use, value added, transfer, license, commercial rent, payroll, employment or unemployment, social security, disability, withholding, alternative or add-on minimum, customs, excise, stamp or environmental taxes, and further including all interest, penalties and additions in connection therewith for which the Company may be liable.

      4.13. Title to Properties; Condition of Properties

      .

            (a) The Company and each of its subsidiaries has good, valid and marketable title (in fee simple absolute in the case of real property) to all properties and assets used in its business, except for leased properties and assets; none of those owned properties is subject to any mortgage, deed of trust, pledge, lien, claim, charge, equity, covenant, condition, restriction, easement, right-of-way or encumbrance, except (i) liens, claims, charges and encumbrances disclosed, or reserved against, in the Balance Sheet, (ii) liens for current taxes not yet due and payable, and (iii) minor imperfections of title not material (individually or in the aggregate) and not materially detracting from the value, or the use (either actual or intended) the Company and its subsidiaries make, of the property in question. All of the buildings, fixtures, machinery and equipment owned or used by the Company and its subsidiaries are in good operating condition and repair, and comply in all material respects with applicable zoning, building, fire and safety codes.

            (b) The Disclosure Schedule lists all leases (the "Leases") pursuant to which the Company and its subsidiaries lease real property (the "Leased Property"), including without limitation a general description of the Leased Property, the terms, the applicable rent and any and all renewal options. All such Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect and no event of default has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default thereunder on the part of the Company or its subsidiaries. To the Company's knowledge, each Lease that terminates within two years of the date hereof and which does not provide for a renewal term, will be renewed.

            (c) There are no pending, or to the knowledge of the Company, threatened condemnation proceedings with respect to the Leased Property, or pending or, or to the knowledge of the Company, threatened litigation or administrative actions relating to the Leased Property.

            (d) There are no subleases, licenses, options, rights, concessions or other agreements or arrangements, written or oral, granting to any Person the right to use or occupy the Leased Property or any portion thereof or interest therein.

      4.14. Contracts

      .

            (a) The  Disclosure  Schedule  lists  all  Material  Contracts.  For purposes of this Agreement, "Material Contracts" means all contracts of the following types to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties is bound as of the date hereof and will be bound following the Closing, including real property leases, labor or employment-related agreements, and contracts relating to intellectual property: (a) joint venture and limited or general partnership agreements, shareholder agreements with respect to the Company's subsidiaries, joint ventures or partnerships or other contracts involving sharing of profits, losses, costs or liabilities, (b) mortgages, indentures, loan or credit agreements, letters of credit, reimbursement agreements, personal property leases, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit in any case in excess of $100,000, (c) other contracts which are not cancelable by the Company or any of its subsidiaries on notice of sixty (60) days or less and which require payment by the Company after the date hereof of more than $100,000 in any one calendar year, (d) material license or royalty agreements, whether the Company or any of its subsidiaries is the licensor or licensee thereunder,
(e) confidentiality and non-disclosure agreements (whether the Company or any of its subsidiaries is the beneficiary or the obligated party thereunder), other than such agreements entered into with consultants to the Company and its subsidiaries, (f) contracts for the Company's or its subsidiaries' employer-sponsored centers under which the employer-sponsor is to make a payment after the date hereof of $100,000 or more in any one calendar year, (g) contracts containing covenants limiting the freedom of the Company or its subsidiaries or any of their respective officers to engage in any line of business or compete with any Person that relates directly or indirectly to the Company's business, (h) indemnification agreements with respect to any acquisition or disposition of assets, securities or business, whether the Company and its subsidiaries is the indemnitor or indemnitee, (i) contracts with any Person known to be an affiliate of the Company (other than the Company and its subsidiaries), and (j) any executory contract relating to any material acquisitions or dispositions of assets, securities or businesses by the Company or its subsidiaries. The Company and its subsidiaries have made available to Parent a true and correct copy of each Material Contract. Except as set forth in the Disclosure Schedule, (a) the Company and its subsidiaries are in compliance in all material respects with their respective obligations under the Material Contracts, (b) all of the Material Contracts are in full force and effect, are valid and binding obligations of the Company and its subsidiaries and enforceable in all material respects by the Company and its subsidiaries in accordance with their terms except to the extent that such enforceability may be limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or similar laws affecting creditors' rights generally and by general principles of equity (whether considered at law or in equity), and (c) to the knowledge of the Company, the other party to a Material Contract is in compliance with its material obligations thereunder.

            (b) To the Company's knowledge, that certain agreement between the Company and the Office of School Readiness, dated April 3, 1997, will be renewed at the conclusion of the current agreement term.

      4.15. Employee Benefit Plans

      .

            (a) The Disclosure Schedule lists every Employee Plan (as defined below) that has been maintained (as defined below) by the Company or any of its subsidiaries at any time during the three-year period ending on the Effective Date.

            (b) Each Employee Plan that has ever been maintained by the Company or any of its subsidiaries and that has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service ("IRS") regarding its qualification under such section and has, in fact, been qualified under the applicable section of the Code from the effective date of such Employee Plan through and including the Effective Date (or, if earlier, the date that all of such Employee Plan's assets were distributed). No event or omission has occurred which would cause any such Employee Plan to lose its qualification under the applicable Code section.

            (c) Neither the Company nor any of its subsidiaries knows and has reason to know, of any failure of any party to comply with any laws applicable to the Employee Plan that have been maintained by the Company or any of its subsidiaries. With respect to any Employee Plan ever maintained by the Company or any of its subsidiaries, there has occurred no "prohibited transaction," as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly, in any taxes, penalties or other liability to the Company, any of its subsidiaries, Parent or Purchaser. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Plan.

            (d) Neither the Company, nor any of its subsidiaries or Affiliates (as defined below) (i) has ever maintained any Employee Plan which has been subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code (including, but not limited to, any Multiemployer Plan (as defined below)), (ii) has ever maintained any other Multiemployer Plan, or (iii) has ever provided health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide such post-termination benefits.

            (e) With respect to each Employee Plan  maintained by the Company or any of its subsidiaries within the three years preceding the Effective Date, complete and correct copies of the following documents (if applicable to such
Employee Plan) have previously been delivered to Parent: (i) all documents embodying or governing such Employee Plan, and any funding medium for the Employee Plan (including, without limitation, trust agreements) as they may have been amended; (ii) the most recent IRS determination or approval letter with respect to such Employee Plan under Code Sections 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS;
(iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for such Employee Plan (or other descriptions of such Employee Plan provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to such Employee Plan; (vi) any documents evidencing any loan to an Employee Plan that is a leveraged employee stock ownership plan; and (vii) all other materials reasonably necessary for Parent or Purchaser to perform any of its responsibilities with respect to any Employee Plan subsequent to the Closing (including, without limitation, health care continuation requirements).

            (f) Each Employee Plan listed on the Disclosure Schedule may be amended, terminated, modified or otherwise revised prospectively by the Company or any of its subsidiaries, as applicable, including the elimination of any and all future benefit accruals under any Employee Plan.

            (g) For purposes of this section:

                  (i) "Employee Plan" means (A) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(4)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and (B) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above. In the case of an Employee Plan funded through an organization described in Code Section 501(c)(9), each reference to such Employee Plan shall include a reference to such organization.

                  (ii) An entity "maintains" an Employee Plan if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Plan, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Plan, or if such Employee Plan provides benefits to or otherwise covers employees of such entity, or their spouses, dependents, or beneficiaries.

                  (iii) For purposes of this Section 4.15, an entity is an "Affiliate" of the Company or any of its subsidiaries if it would have ever been considered a single employer with the Company or any of its subsidiaries, respectively, under ERISA Section 4001(b) or part of the same "controlled group" as the Company or any of its subsidiaries or any of their respective subsidiaries for purposes of ERISA Section 302(d)(8)(C).

                  (iv) "Multiemployer Plan" means a (pension or non-pension) employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

      4.16. Compliance With Legislation Regulating Environmental Quality. All plants, offices, manufacturing facilities, stores, warehouses, improvements, administration buildings, and real property and related facilities of the Company and its subsidiaries, whether currently or previously owned, operated or leased by the Company and its subsidiaries (collectively, the "Facilities") are and at all times have been maintained and operated in material compliance with all applicable federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, orders, regulations and licenses (collectively "Environmental Laws") including but not limited to the Federal Water Pollution Control Act (33 U.S.C ss. 1251 et seq. ), Resource Conservation & Recovery Act (42 U.S.C. ss. 6901 et seq.), Safe Drinking Water Act (21 U.S.C. ss. 349, 42 U.S.C. ss. ss. 201, 300f), Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), Clean Air Act (42 U.S.C. ss. 7401 et seq.), and Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.). No materials, substances, or products have been at any time been placed, held, located, disposed of or released on, under, at, within, or about the Facilities which may reasonably be expected to result in a regulatory agency or other governmental entity requiring clean up, removal or other remedial action by the Company or any of its subsidiaries under Environmental Laws. No hazardous or toxic substance, waste or material (collectively "Hazardous Materials") has at any time been used, stored, treated, transported or handled by the Company or any of its subsidiaries or any of its consultants, contractors or agents on, under, at, within, or about the Facilities except Hazardous Materials that are used, stored, treated, transported or handled on, under, at, within or about the Facilities in material compliance with Environmental Laws. No litigation, administrative enforcement actions, proceedings or notices of potential liability have been (x) received, served or, to the knowledge of the Company, filed or threatened against the Company or any of its subsidiaries or (y) to the knowledge of the Company, received, served, filed or threatened against any predecessor business or landowner or with respect to any Facility, in each case, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials or arising out of the use, generation, storage, treatment, release, discharge, transportation, handling or disposal of Hazardous Materials or resulting from a violation or alleged violation of Environmental Laws.

      4.17. Labor Matters

      . Except as set forth on the Disclosure Schedule, the Company and its subsidiaries are not a party to any labor agreement with respect to its employees with any labor organization, group or association. Except as set forth on the Disclosure Schedule, the Company and its subsidiaries has not experienced any attempt by organized labor or its representatives to make the Company or its subsidiaries conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of the Company and its subsidiaries. The Company and its subsidiaries are in compliance in all material respects with all applicable laws respecting employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any other governmental agency, and the Company has no knowledge of any facts or information which would give rise thereto. There is no labor strike or labor disturbance pending or threatened against the Company or any of its subsidiaries nor is any grievance currently being asserted; and the Company and its subsidiaries have not experienced a work stoppage or other labor difficulty.

      4.18. Intellectual Property

      .

            (a) The Company (including, for purposes of this Section 4.18, each of its subsidiaries from time to time) owns the Intellectual Property, as defined below, used by the Company in its business including but not limited to the patents, trademarks, copyrights, and trade secrets and confidential information set forth in the Disclosure Schedule and as defined below (collectively, the "Company's Intellectual Property"). The term "Intellectual Property" shall mean patents, trademarks, copyrights, trade secrets and confidential information, as defined below. The term "patents" shall mean inventions, discoveries, applications for patent, issued patents, whether domestic or foreign. The term "trademarks" shall mean marks, trademarks, service marks, brand names, trade names, whether domestic or foreign, registered or unregistered, including any registrations thereof and applications for registrations. The term "copyrights" shall mean copyrights, domestic or foreign, registrations thereof, and applications for registration. The terms "trade secrets and confidential information" shall mean business, financial, customer, and other information used by a company in its business which is not generally known or used by competitors and which is recognized by law as being the type of information which can be protected from unauthorized use or disclosure.

            (b) Except as set forth in the Disclosure Schedule, the Company owns, and has the right to use, the Company's Intellectual Property used in its business as presently conducted, free and clear of any liens, licenses, restrictions on use or alienation, encumbrances, or security interests. To the extent the Company uses Intellectual Property, which it does not own, such Intellectual Property is used under valid license and such Intellectual Property and its license are identified and described in the Disclosure Schedule.

            (c) Except as set forth on the Disclosure Schedule, the Company has not been sued, charged, or threatened for having infringed the Intellectual Property rights of any third party. Except as set forth in the Disclosure Schedule, the Company is not aware of any conduct it has engaged in which could in good faith be considered a violation of the Intellectual Property rights of a third party. To the Company's knowledge, the Company has not engaged in and/or is not engaging in any conduct which violates the Intellectual Property rights of a third party.

            (d) The Company is aware of no facts or information which would adversely affect its ownership of and/or the validity of the Company's Intellectual Property; and except as set forth in the Disclosure Schedule, there have been no and there are no proceedings brought by third parties challenging the Company's ownership and/or the validity of the Company's Intellectual Property.

            (e) Except as set forth in the Disclosure Schedule, the Company has not sued, charged, or threatened any third party regarding the ownership of and/or violation of the Company's Intellectual Property. Except as set forth in the Disclosure Schedule, the Company is not aware of any conduct engaged in by a third party which could in good faith be considered a violation of the Company's Intellectual Property rights (excluding any Intellectual Property rights related to the Company's trademarks)

      4.19. Permits; Licenses

      . The Company and each of its subsidiaries has, and at all times has had, all material licenses, permits, authorizations, approvals and registrations (collectively, "Permits") required under any statute, law, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency in the operation of the business and owns or possesses such Permits free and clear of all encumbrances. Except as set forth in the Disclosure Schedule, the Company and each of its subsidiaries is in material compliance with all Permits and neither the Company nor any of its subsidiaries is in default or received any notice of any claim of default with respect to any such Permit. There are no proceedings, investigations or audits pending, or to the Company's knowledge, threatened against the Company or any of its subsidiaries by any governmental agency relating to any Permit. All such Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the Offer, the Merger or the transactions contemplated hereby. Except as set forth on the Disclosure Schedule, no present or former stockholder, director, officer or employee of the Company or any affiliate thereof, or any other person, firm, corporation or other entity, owns or has any proprietary, financial or other interest (direct or indirect) in any Permit which the Company owns, possesses or uses.

      4.20. Insurance

      . The Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of the material policies of insurance maintained by the Company and its subsidiaries with respect to the products, properties, assets, operations and business of the Company and its subsidiaries since 1995. All insurance coverage applicable to the Company and its subsidiaries is in full force and effect, insures the Company and its subsidiaries in sufficient amounts (consistent with industry standards) against all risks usually insured against by Persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by all regulations which the Company and its subsidiaries is subject and has been issued by insurers of recognized responsibility. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal or any such coverage has been received. Except as set forth on the Disclosure Schedule, there are no provisions in such insurance policies for retroactive or retrospective premium adjustments. There are no facts upon which an insurer might be justified in reducing coverage or increasing premiums on existing policies or binders. There are no outstanding unpaid claims under any such policies or binders.

      4.21. Schools

      . The Disclosure Schedule lists all of the schools (the "Schools") operated by the Company and its subsidiaries as of the date of this Agreement. Each of the Schools has received all required approvals of governmental authorities required in connection with the operation thereof and has been operated and maintained in all material respects in accordance with all applicable regulations. Except as set forth on Disclosure Schedule 4.9, there are no material actions, suits or proceedings pending or, to the knowledge of the Company, threatened against any of the Schools or any employees thereof.

      4.22. Opinion of Financial Advisor

      . The Board of Directors of the Company has received the opinion of Advest, Inc., dated on or before the date of this Agreement, to the effect that the consideration to be received pursuant to the Offer and the Merger by the Company's stockholders is fair to such stockholders from a financial point of view.

      4.23. Brokers

      . No broker, finder or investment banker (other than McGettigan, Wick & Co., Inc. and Advest, Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its subsidiaries. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Advest, Inc. pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereby.

      4.24. Settlement of Fair Labor Standards Act Violations

      . The Company has reached an agreement with the United States Department of Labor (the "Labor Department") regarding alleged violations of the Fair Labor Standards Act (the "FLSA") at five of the Company's schools in Connecticut, the terms of which are set forth in that certain letter dated May 6, 1997 from Baker & Daniels to the Labor Department. The Company and its subsidiaries are in material compliance with the FLSA. There are no additional proceedings, investigations or audits pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries by any governmental agency relating to the FLSA, and the Company and its subsidiaries have not received any notices with respect to any such audits, investigations or proceedings

      4.25. Accounting and Legal Fees

      . As of the date of this Agreement, the Company has incurred fees less than $66,750 and $41,000 payable to the Company's accountants and attorneys, respectively, in connection with the Offer, the Merger and the other transactions contemplated by this Agreement. The Disclosure Schedule sets forth a complete and accurate budget of the costs, fees and expenses, including, without limitation, fees and expenses of attorneys, accountants, and other representatives and advisors (excluding financial advisors), costs of preparing, printing and mailing materials to stockholders, filing fees and other out-of-pocket costs the Company expects to incur from the date hereof in connection with the Offer, the Merger and the other transactions contemplated by this Agreement.

5.    CONDUCT OF BUSINESS PENDING THE MERGER

      The Company covenants and agrees that, prior to the Effective Date, unless Parent shall otherwise agree in writing or except as otherwise expressly contemplated by this Agreement:

      5.1.  Ordinary Course of Business

      . The business of the Company and its subsidiaries shall be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and consistent with past practices.

      5.2.  Preservation of Organization

      . The Company shall use its reasonable best efforts to maintain and preserve its business organization, present relationships with customers, suppliers and others having business dealings with the Company and its subsidiaries, assets, employees, regulatory licenses and approvals and advantageous business relationships. Neither the Company nor any of its subsidiaries shall, directly or indirectly, amend or propose to amend its charter, regulations or bylaws or similar organizational documents.

      5.3.  Capitalization Changes

      . Neither  the  Company  nor any of its  subsidiaries  shall  directly  or indirectly (i) issue, sell, transfer, pledge, dispose of or encumber, or authorize, propose or agree to the issuance, sale, pledge, transfer, disposition or encumbrance of, any capital stock of the Company (except for shares issuable upon exercise of Company Options outstanding on the date hereof) or any of its subsidiaries; (ii) issue, sell, pledge, transfer or dispose of, or authorize, propose or agree to the issuance, sale, pledge, transfer or disposition of any options, warrants or rights of any kind to acquire any shares of or any securities convertible into or exchangeable for any shares of, any capital stock of any class or any other equity securities of the Company or any of its subsidiaries; (iii) authorize, recommend or propose any change in its capitalization; or (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger).

      5.4.  Sale of Assets

      . Neither the Company nor any of its subsidiaries shall directly or indirectly (i) except in the ordinary course of business and consistent with past practices, sell, pledge, transfer, lease, sell and leaseback, assign, license, dispose of or encumber any assets of the Company or of any of its subsidiaries (including without limitation, any indebtedness owed to them or any claims held by them) or (ii) whether or not in the ordinary course of business, sell, pledge, transfer, lease, sell and leaseback, assign, license, dispose of or encumber any material assets of the Company or any of its subsidiaries.

      5.5.  Dividends and Repurchases

      . Neither the Company nor any of its subsidiaries shall directly or indirectly (i) split, combine or reclassify any shares of its capital stock or declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock other than, dividends and distributions by a subsidiary of the Company to the Company or to any other subsidiary all of the capital stock of which (other than directors' qualifying shares) is owned directly or indirectly by the Company, or (ii) redeem, purchase or otherwise acquire or offer or agree to redeem, purchase or otherwise acquire any capital stock of the Company or any of its subsidiaries.

      5.6.  Acquisitions; Investments

      . Neither the Company nor any of its subsidiaries shall, directly or indirectly, except in the ordinary course of business and consistent with past practices, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or make any investment either by purchase of stock or securities, contributions to capital, loans, advances, property transfer or purchase of any amount of property or assets, in any other individual or entity (other than subsidiaries of the Company).

      5.7.  Indebtedness

      . Neither the Company nor any of its subsidiaries shall, directly or indirectly, incur any indebtedness for borrowed money, issue any debt securities or enter into any capitalized leases or assume, guarantee, endorse, secure or otherwise as an accommodation become responsible for, the obligations of any other Person (other than the Company and its subsidiaries).

      5.8.  Severance and Termination Pay

      . Neither the Company nor any of its subsidiaries shall take any action with respect to the grant of any severance or termination pay (otherwise than pursuant to policies or written agreements of the Company in effect on the date hereof) or with respect to any increase of benefits payable under its severance or termination pay policies or written agreements in effect on the date hereof.

      5.9.  Employee Benefits

      . Neither the Company nor any of its subsidiaries shall adopt, enter into or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance, retention or stay or other employee benefit plan, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan, arrangement or agreement in effect on the date hereof.

      5.10. Tax Election; Accounting

      . Neither the Company nor any of its subsidiaries shall make any tax election or settle or compromise any federal, state, local or foreign income tax liability. Each of the Company and its subsidiaries shall maintain its books of account and records in its usual, regular and ordinary manner, consistent with its past practices, and except as may be required as a result of a change in law or in generally accepted accounting principles shall not make any change in any accounting principle or accounting practice.

      5.11. Subsequent Financials

      . The Company shall deliver to Parent all of the Company's monthly and quarterly, if any, financial statements for periods and dates subsequent to the date hereof, as soon as the same are available to the Company.

      5.12. Representations and Warranties

      . The Company and its subsidiaries will not take any action or omit to take any action, which action or omission would reasonably be expect to result in a breach or inaccuracy of any of the representations and warranties set forth in this Agreement in any material respect at, or as of any time prior to, the Effective Date.

      5.13. Contracts

      . The Company and its subsidiaries will not enter into any contract or agreement other than in the ordinary course of business. The Company and its subsidiaries will not amend, terminate or modify any Material Contract and will not enter into any contract or agreement which would have been a Material Contract if entered into prior to the date of this Agreement.

      5.14. Affiliates

      . Without Parent's written consent, the Company and its subsidiaries will not enter into, amend, modify or terminate any contract or agreement with, or make any payment other than pursuant to a written agreement existing on the date hereof to, any affiliate (other than the Company or any of its subsidiaries) of the Company or its subsidiaries; including releasing Shares under pledge agreements.

      5.15. Litigation

      . The Company and its subsidiaries will not settle or compromise any pending or threatened suit, action or claim for an amount in excess of $25,000 per suit, action or claim or which relates to the transactions contemplated hereby.

      5.16. Capital Expenditures

      . The Company and its subsidiaries will not authorize or make any expenditure for capital or acquisitions which are not specifically provided for in the Company's capital budget (a true and correct copy of which has been delivered to Parent and is set forth in the Disclosure Schedule).

      5.17. Transaction Expenses

      . The Company and its subsidiaries will not incur costs, fees and expenses in connection with the Offer, the Merger and the other transactions contemplated by this Agreement, in excess of (i) $1,000,000 for the costs, fees and expenses of financial advisors, including, without limitation, McGettigan, Wick & Co., Inc. and Advest, Inc. and (ii) those costs, fees and expenses reasonable and necessary, including, without limitation, fees and expenses of attorneys, accountants, and other representatives and advisors (excluding financial advisors), costs of preparing, printing and mailing materials to stockholders, filing fees and other out-of-pocket costs, which shall be evidenced by detailed invoices submitted to the Company and which shall be payable by the Company in accordance with its standard accounts payable practices.

      5.18. Commitments

      . The Company and its subsidiaries will not offer or propose to take or agree or commit to take any of the foregoing referred to in this Article 5.

6.    ADDITIONAL AGREEMENTS

      6.1.  Proxy Statement

      . If a meeting of the Company's stockholders (or written consent in place of a meeting) is required by Delaware Law to approve this Agreement and the Merger, then promptly after consummation of the Offer, the Company shall prepare and shall file with the Commission as promptly as practicable a preliminary proxy statement, together with a form of proxy, with respect to the meeting (or written consent in place thereof) of the Company's stockholders at which the stockholders of the Company will be asked to vote upon and approve this Agreement and the Merger. As promptly as practicable after such filing, subject to compliance with the rules and regulations of the Commission, the Company shall prepare and file a definitive Proxy Statement and form of proxy with respect to such meeting (or written consent in place thereof) (the "Proxy Statement") and shall use all reasonable efforts to have the Proxy Statement cleared by the Commission as promptly as practicable, and promptly thereafter shall mail the Proxy Statement to stockholders of the Company. The term "Proxy Statement" shall mean such proxy or information statement at the time it initially is mailed to the Company's stockholders and all amendments or supplements thereto, if any, similarly filed and mailed. The information provided and to be provided by Parent, Purchaser and the Company, respectively, for use in the Proxy Statement shall, on the date the Proxy Statement is first mailed to the Company's stockholders and on the date of the Special Meeting (as defined in Section 6.2) shall be true and correct in all material respects and shall not omit to state any material fact necessary in order to make such information not misleading, and Parent, Purchaser and the Company each agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect. The Proxy Statement shall comply as to form in all material respects with all applicable requirements of federal securities laws.

      6.2. Meeting of Stockholders of the Company; Voting and Disposition of the Shares

      . If a meeting of the Company's stockholders (or written consent in lieu thereof) is required by Delaware Law to approve this Agreement and the Merger, then as promptly as practicable after consummation of the Offer the Company shall take all action necessary, in accordance with the Delaware Law and its Certificate of Incorporation and Bylaws, to convene a meeting of (or obtain the written consents from) its stockholders (the "Special Meeting") to consider and vote upon this Agreement and the Merger. The Proxy Statement shall contain the recommendation of the Board of Directors that the stockholders of the Company vote to adopt and approve this Agreement and the Merger and the Company shall use its reasonable efforts to solicit from stockholders of the Company proxies in favor of such adoption and approval (and Purchaser shall vote all Shares purchased by it in favor of such adoption and approval) and to take all other action necessary or, in the reasonable judgment of Parent, helpful to secure the vote or consent of stockholders required by the Delaware Law to effect the Merger.

      6.3.  Stock Options

      . The Company and its subsidiaries shall take such action as may be necessary to make the Option Offer to each holder of a Company Option as described in Section 2.7 and shall use its best efforts to obtain acceptances of the Option Offer from all such holders.

      6.4.  Additional Agreements

      .

            (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Offer, this Agreement, and to cooperate with each other in connection with the foregoing, including using reasonable best efforts (A) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases, licenses and other contracts; provided that without the consent of Parent, the Company shall not make any economic or monetary concession, or pay any amounts, to obtain such waivers, consents and approvals, (B) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations, (C) to defend all lawsuits or other legal proceedings challenging this Agreement, or the consummation of the transactions contemplated hereby, (D) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (E) to effect all necessary registrations and filings, including, but not limited to, filings under the Hart-Scott-Rodino Act, and submissions of information requested by governmental authorities; and (F) to fulfill all conditions to the Offer and the Merger; provided, however, that nothing in this Section 6.4 will require any party hereto to waive any condition contained in Annex I or this Agreement. The Company and Parent will file, or cause to be filed, as promptly as possible, but in no event later than ten days after the date hereof, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice pursuant to the Hart-Scott-Rodino Act the notification required by the Hart-Scott-Rodino Act, including all requested documents, materials and information therefor, and request early termination of the waiting period under the Hart-Scott-Rodino Act. Each of the Company and Parent shall furnish the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the Hart-Scott-Rodino Act. The Company shall file as soon as possible, but no later than five days after the date hereof, an initial application for a license to operate from the State Board of Private Academic Schools, the Commonwealth of Pennsylvania. The Company and Parent shall each keep the other apprised of the status of any inquiries or requests for additional information made by any governmental authority and shall comply promptly with such inquiry or request.

            (b) Notwithstanding anything in this Agreement to the contrary, the Company shall use its commercially reasonable efforts to obtain all necessary waivers, consents and approvals necessary under those agreements listed on
Section 4.6 of the Disclosure Schedule.

      6.5.  No Solicitation of Transactions

      . The Company agrees that, prior to the Effective Date, it shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage any inquiries or the making of any proposal with respect to any tender offer, exchange offer, merger, consolidation, sale of assets, sales or capital stock or other business combination involving the Company or its subsidiaries or the acquisition of 20% or more of the assets or capital stock of the Company and its subsidiaries taken as a whole (an "Acquisition Transaction"), or negotiate, explore or otherwise communicate in any way with, or provide or furnish any information to, any Person (other than Parent or the Purchaser) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Offer or the Merger or any other transaction contemplated by this Agreement; provided that the Company may, in response to an unsolicited written binding offer with respect to an Acquisition Transaction from a Person with sufficient financial resources available to it to consummate such transaction which contains no financing condition (i) furnish or disclose non-public information to such third party, and (ii) negotiate, explore or otherwise communicate with such third party, in each case only if the Board of Directors of the Company determines in good faith, (A) after consultation with its outside counsel and financial advisors, that the Acquisition Transaction would, upon consummation thereof, result in a transaction which is more favorable to the Company's stockholders from a financial point of view than the Offer and the Merger and that such transaction is likely to be consummated, and (B) after advice of outside counsel, that failing to take such action would constitute a breach of the Company's Board of Directors' fiduciary duties. The Company shall immediately advise Parent in writing of the receipt by the Company, any of its subsidiaries or any of their respective officers, directors, employees, agents or representatives of any request for information, inquiries, indications of interest, offers or proposals relating to an Acquisition Transaction and any actions taken pursuant to this
Section 6.5, which notice shall include the identity of the Person making such request, inquiry, indication of interest, offer or proposal and the terms, if any, of such Acquisition Transaction. The Company and its subsidiaries and their respective directors, officers, employees, agents and representatives will upon the execution of this Agreement, cease any discussion or negotiations with, and shall cease to provide any information to or otherwise cooperate or encourage, any Person with respect to an Acquisition Transaction.

      6.6.  Notification of Certain Matters

      . The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause either (x) any representation or warranty contained in this Agreement, the Disclosure Schedule or any written certificate or schedule delivered pursuant hereto to be untrue or inaccurate in any respect at any time from the date hereof to the Effective Date, or (y) any condition set forth in Annex I or this Agreement to be unsatisfied in any material respect at any time from the date hereof to the Effective Date, and (ii) any material failure of the Company, or Parent or any of its affiliates, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations or warranties of the parties or the conditions to the obligations to the parties hereunder.

      6.7.  Access to Information

      . The Company shall, and shall cause its subsidiaries, officers, directors, employees and agents to, afford the officers, employees and agents (including, without limitation, lawyers and investment bankers) of Parent and its affiliates complete access at all reasonable times to, from the date hereof to the Effective Date, its officers, employees, agents, properties, books, records and contracts, and shall furnish to Parent and its affiliates all financial, operating and other data and information as Parent or its affiliates, through their respective officers, employees or agents, may reasonably request. Subject to the requirements of law, Parent and its affiliates shall, and shall use its reasonable efforts to cause their officers, employees and agents, to hold in confidence all such nonpublic information until such time as such information is otherwise publicly available, and, if this Agreement is terminated, Parent and its affiliates will, and will use its reasonable efforts to cause their officers, employees and agents, to deliver to the Company all documents, work papers and other material (including copies, extracts and summaries thereof) obtained by or on behalf of any of them directly or indirectly from the Company as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof. No investigation pursuant to this Section 6.7 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

      6.8.  Takeover Laws

      . The Company shall, upon the request of Parent, take all reasonable steps to assist in any challenge by Parent or Purchaser to the validity or applicability to the transactions contemplated by this Agreement and the Option Agreement, including the Offer and the Merger, of any state takeover law.

      6.9. Employment Agreements; Noncompete Agreements ; Releases and Excess Payment Agreement

      . The Company shall use commercially reasonable efforts to obtain prior to consummation of the Offer employment or consulting agreements and noncompete agreements, in form and substance satisfactory to Parent, from Richard Niglio, Elanna Yalow, Randall Truelove, Frank Devine and Jane Delaney (the "Named Officers") and releases, in form and substance satisfactory to Parent, from each Named Officer and McGettigan, Wick & Co., Inc. The Company shall use commercially reasonable efforts to obtain prior to consummation of the Offer a resignation from each director, other than Elanna Yalow, which resignation shall be effective immediately after consummation of the Offer. The Company shall use commercially reasonable efforts to obtain prior to consummation of the Offer a fully executed copy of the Excess Payment Agreement between the Company and Elanna Yalow.

      6.10. Other Agreements

      .

            (a) Prior to consummation of the Offer, the Company shall obtain a written agreement from KidActive LLC (d/b/a Girl Tech) in the form attached hereto as Schedule 6.10(a). The Company shall use commercially reasonable efforts to obtain a demand promissory note from Janese Swanson in favor of the Company in the amount of $56,500 with interest at a rate of 10% per annum in lieu of her personal guaranty referred to in the second to last paragraph
Schedule 6.10(a).

            (b) The Company shall use commercially reasonable efforts to obtain prior to the consummation of the Offer from Frontier Insurance the letter attached as hereto as Schedule 6.10(b).

            (c) The Company shall use commercially reasonable efforts to obtain prior to the consummation of the Offer the insurance coverage set forth in
Schedule 6.10(c) from J&H Marsh & McLeanan.

      6.11. Indemnification and Insurance

      .

            (a) For a period of six years after the Effective Date, the Surviving Corporation shall indemnify, defend and hold harmless the officers and directors of the Company as of the date hereof against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Date to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in the Company's Certificate of Incorporation and Bylaws in effect at the date hereof (to the extent consistent with applicable law).

            (b) From and after the Effective Date until the sixth anniversary thereof, the Surviving Corporation shall maintain in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events which occurred before the Effective Date; provided, however, that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date hereof by the Company for such insurance.

7.    CONDITIONS

      7.1.  Conditions to Obligation of Each Party to Effect the Merger

      . The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

            (a) The Purchaser (or a subsidiary or an affiliate of Parent) shall have accepted for payment and paid for Shares pursuant to the Offer in accordance with the terms thereof;

            (b) To the extent required by the Delaware Law, this Agreement and the Merger shall have been approved and adopted by the requisite vote or consent of the stockholders of the Company; and

            (c) No permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction in the United States or by a domestic governmental, regulatory or administrative agency or commission nor any statute, rule, regulation or executive order promulgated or enacted by any domestic governmental authority shall be in effect, which would make the acquisition or holding by Parent, its subsidiaries or affiliates of the shares of common stock of the Surviving Corporation illegal or otherwise prevent the consummation of the Merger; provided, however, that the parties shall have used all reasonable efforts to prevent such event.

      7.2.  Additional Conditions to the Obligations of Purchaser

      . The obligations of Parent and Purchaser to effect the Merger are also subject to the following conditions:

            (a) Parent, Purchaser and the Company shall have obtained such licenses, permits, consents, waivers, approvals, authorizations, qualifications, orders actions and non-actions from all third parties, including governmental authorities and agencies, as are necessary for consummation of the Merger and the consummation of the Merger will not result in the loss of any Permit of the Company or any of its subsidiaries;

            (b) The Company shall not have breached or failed to perform in any material respect any of its obligations in this Agreement or failed to comply in any material respect with any of its agreements or covenants in this Agreement;

            (c) Each of the representations and warranties of the Company set forth in this Agreement that are subject to, or qualified by, any materiality qualification shall be true and correct any each such representations and warranties that is not so qualified shall be true and correct in all material respect, in each case at the date of this Agreement and as of the Effective Date, except as to each such representation or warranty which speaks as of a specific date which must be true and correct in the foregoing respects as of such date;

            (d) No event, condition or change (or any development involving a prospective event, condition or change) shall have occurred or be threatened which has had or is reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and

            (e) There shall not have occurred (i) any general suspension of, or limitation on prices for, trading in securities on any United States stock exchange, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity materially affecting the United States, (iv) any limitation by any governmental authority or any other event which is reasonably likely to affect the extension of credit by banks or other lending institutions, or (v) in the case of any of the foregoing existing at the date of this Agreement, any material acceleration or worsening thereof.

8.    TERMINATION, AMENDMENT AND WAIVER

      8.1.  Termination

      . This Agreement may be terminated at any time prior to the Effective Date, whether prior to or after approval by the stockholders of the Company:

            (a) By mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

            (b) By the Company, by providing notice to Parent:

                  (i) If Purchaser or any of its or Parent's subsidiaries or affiliates shall have (A) failed to commence the Offer within the time period specified in Section 1.1; (B) terminated the Offer; or (C) failed to pay for Shares pursuant to the Offer within 120 days after the commencement of the Offer, provided, however, that such failure to commence, or termination or failure to pay for Shares does not arise from, is not in connection with, or related to a breach of a representation or warranty of the Company or the Company's failure to perform in any material respect any of its obligations under this Agreement;

                  (ii) If, prior to the purchase of any Shares pursuant to the Offer, Purchaser or Parent fails to perform in any material respect any of its obligations under this Agreement or comply in any material respects with its agreements and covenants under this Agreement and such failure shall not have been cured within ten days following notice from the Company to Parent of notice of such failure and the Company's intent to terminate pursuant to this provision;

                  (iii) At any time prior to the purchase of any Shares pursuant to the Offer, to allow the Company to enter into an agreement in respect of an Acquisition Transaction if the Board of Directors of the Company determines in good faith, after advice of outside counsel, that such Acquisition Transaction is reasonably capable of being completed on the terms proposed and would, if consummated result in a transaction more favorable to the stockholders of the Company than the transactions contemplated by this Agreement and that such action is necessary in order to fulfill its fiduciary duty to stockholders; provided that such Board of Directors is then in receipt of a written opinion from its financial advisor that such Acquisition Transaction would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by the Offer, the Merger and this Agreement; provided, further, that prior to any such termination, the Company notifies Parent promptly of its intention to terminate this Agreement and enter into an agreement with respect to an Acquisition Transaction, which notice shall include the terms of such Acquisition Transaction and shall be given at least 48 hours prior to the termination of this Agreement; provided, further, that such termination shall not be effective until the Company pays Parent the fee described in Section 8.2(b) hereof; or

                  (iv) If any court of competent jurisdiction in the United States or a domestic governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the purchase of the Shares pursuant to the Offer or the Merger; provided that the Company shall have used its reasonable best efforts to remove or lift such order, decree or ruling.

            (c) By Parent, by providing notice to the Company:

                  (i) If Purchaser or any of its or Parent's subsidiaries or affiliates shall have (A) failed to commence the Offer within the time period specified in Section 1.1; (B) terminated the Offer; or (C) failed to pay for Shares pursuant to the Offer within 120 days after the commencement of the Offer; provided, however, that such failure to commence, or termination or failure to pay for Shares does not arise from, is not in connection with, or related to a breach of a representation or warranty of Parent or Purchaser or their failure to perform in any pertinent aspect any of its obligations under this Agreement;

                  (ii) If (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified (including by amendment of the Schedule 14D-9) in any manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Acquisition Transaction, or Parent requests in writing that the Board of Directors of the Company reconfirm its recommendation of the Offer, the Merger and this Agreement to the Company's stockholders and the Board of Directors of the Company fails to do so within 5 days after its receipt of Parent's request, (ii) any Person shall have entered into an agreement, an agreement in principle or letter of intent with the Company or any of its subsidiaries with respect to an Acquisition Transaction, or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions;

                  (iii) If the Company fails to perform in any material respect any of its obligations under this Agreement or comply in any material respects with its agreements and covenants under this Agreement and such failure shall not have been cured within ten days following notice from Parent to the Company of notice of such failure and Parent's intent to terminate pursuant to this provision; or

                  (iv) If any court of competent jurisdiction in the United States or a domestic governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the purchase of the Shares pursuant to the Offer or the Merger; provided that Parent and Purchaser shall have used its reasonable best efforts to remove or lift such order, decree or ruling.

      8.2.  Effect of Termination

      .

            (a) In the event of the termination of this Agreement as provided in
Section 8.1, except as otherwise provided in Section 8.1, this Agreement shall forthwith become void upon receipt of notice of termination, and there shall be no liability on the part of Parent, Purchaser or the Company (or any of their respective directors, officers, employees, stockholders, affiliates, agents or advisors), except as set forth in this Section 8.2; provided that nothing shall relieve any party from liability for any breach of any agreement, covenant, representation or warranty contained in this Agreement; and provided further that the provisions of Article 9 and Sections 6.7 (solely with respect to the confidentiality provisions thereof) and 8.2 hereof and the Option Agreement shall remain in full force and effect and shall survive any termination of this Agreement. Upon termination of this Agreement, Purchaser shall terminate the Offer, if still pending, without purchasing any Shares pursuant to the Offer.

            (b)   If:

                  (i) Parent shall have  terminated  this Agreement  pursuant to
Section 8.1(c)(ii) hereof;

                  (ii) the Company shall have terminated this Agreement pursuant to Section 8.1(b)(iii) hereof; or

                  (iii) this Agreement is terminated for any other reason (other than pursuant to Section 8.1(b)(ii)) and during the period commencing on the date hereof and ending on, and including, the date which is nine months after the date this Agreement is terminated an Alternative Transaction is consummated;

            then in any such case the Company shall pay Parent $4,000,000. As used herein "Alternative Transaction" means either (a) a transaction pursuant to which any Person other than Parent, Purchaser or their affiliates (a "Third Party") acquires beneficial ownership of more than 25% of the outstanding shares of Common Stock or other equity securities, whether from the Company, its stockholders or pursuant to a tender or exchange offer or otherwise, (b) a merger or other business combination involving the Company pursuant to which any Third Party acquires beneficial ownership of more than 25% of the outstanding common stock or other equity securities of the Company or the entity surviving such merger or business combination, or (c) any other transaction, or series of transactions, pursuant to which any Third Party acquires control of assets of the Company or any of its subsidiaries having a fair market value equal to more than 25% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction. Notwithstanding the foregoing, if and to the extent that Parent has purchased shares of the Common Stock from the Company ("Option Shares") pursuant to the Option Agreement or elected to exercise the Option Agreement for cash rather than the Company Shares prior to the payment of the $4,000,000 fee provided for herein (the "Fee Payment Date") the sum of, (i) the amount payable to Parent under this Section 8.2(b), plus (ii) the net cash amount received by Parent prior to the Fee Payment Date pursuant to Section 6(e) of the Option Agreement, plus (iii)(x) the amount received by Parent prior to the Fee Payment Date pursuant to the sale of Option Shares (or any other securities into which such Option Shares are converted or exchanged), less (y) Parent's purchase price for such Shares. less (iv) any amounts paid or Company Shares (valued at the closing sales price of the Common Stock on NASDAQ on the day of delivery) delivered to the Company pursuant to Section 8 of the Option Agreement or pursuant to any other reimbursement obligations, including without limitation, pursuant to
Section 16 of the Exchange Act, shall not exceed $5,000,000. The amounts owed by the Company to Parent pursuant to this Section 8.2(b) shall be paid to the Company (i) immediately prior to the termination of this Agreement in the case of payment pursuant to Section 8.2(b)(ii), (ii) within two business days of the termination of this Agreement in the case of payment pursuant to Section 8.2(b)(i), and (iii) immediately prior to the later to occur of termination of this Agreement and the consummation of an Alternative Transaction, in the case of payment pursuant to Section 8.2(b)(iii). The Company acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.2, the Company shall pay to Parent its costs and expenses (including attorneys' fees) incurred in connection with collecting such amount, together with interest, from the date when such amount was due, on the amount of the fee at the rate of 10% per annum.

            (c) In addition, upon the termination of this Agreement for any reason, the Company shall (provided that Parent and Purchaser are not then in material breach of their respective obligations hereunder) reimburse Parent and Purchaser for the reasonable costs, expenses and fees incurred by them and their subsidiaries and affiliates (including, without limitation, out-of-pocket fees and expenses payable to all banks and other financial institutions and investment bankers and reasonable allocations of corporate overhead and salary and payroll expenses of their employees) or on their behalf in connection with their due diligence investigation of the Company, this Agreement, the Offer, the Merger and the consummation of all the transactions contemplated by this Agreement; provided, however, that the Company shall not be obligated to reimburse the Parent or Purchaser for any costs, fees and expenses of its financial advisors (including, without limitation, Donaldson, Lufkin & Jenrette) in excess of $250,000.

            (d) Upon termination of this Agreement pursuant to Section 8.1(b)(ii), Parent shall (provided that the Company is not then in material breach of its obligations hereunder) reimburse the Company for the reasonable costs, expenses and fees incurred by it and its subsidiaries or on their behalf in connection with this Agreement or the Offer and in accordance with Section
5.17 hereof; provided, however, that Parent shall not be obligated to reimburse the Company for any costs, expenses or fees of its financial advisors (including, without limitation, McGettigan, Wick & Co., Inc. and Advest, Inc.) in excess of $250,000. The parties hereto acknowledge that the costs, fees and expenses reimbursable by Parent pursuant to this Section 8.2(d) will be less than the costs, fees and expenses reimbursable by the Company pursuant to
Section 8.2(c).

9.    GENERAL PROVISIONS

      9.1.  Amendment; Modification; Wavier; Consents

      . Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the Company, Parent and Purchaser at any time prior to the Effective Date with respect to any of the terms contained herein. Any failure of the Company, Parent or Purchaser to comply with any obligation, covenant, agreement or condition herein may be waived by the Company, Purchaser or Parent, respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 9.1.

      9.2.  Public Statements

      . Before issuing any press release or otherwise making any public statements with respect to this Agreement, the Offer or the Merger, Parent and the Company shall agree upon its form and substance and shall not issue any such press release or make any such public statement prior to such agreement.

      9.3.  Notices

      . All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier or mailed by registered or certified mail (return receipt requested), first class postage prepaid, or telecopied with confirmation of receipt to the parties at the addresses specified below (or at such other addresses as shall be specified by the parties by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the U.S. mail, first class postage prepaid.

            (a)   If to Parent or Purchaser:

                  Knowledge Beginnings, Inc.
                  844 Moraga Drive
                  Los Angeles, California  90049
                  Telecopy:  (310) 440-3669
                  Attention:  Ron Packard

                  with a copy to:

                  Latham & Watkins
                  75 Willow Road
                  Menlo Park, California  94025
                  Telecopy:  (650) 463-2600
                  Attention:  Peter F. Kerman, Esq.

            (b) If to the Company:

                  Children's Discovery Centers of America, Inc.
                  851 Irwin Street
                  San Rafael, California  94901
                  Telecopy:  (415) 459-1374
                  Attention:  Richard A. Niglio

                  with a copy to:

                  Farella, Braun & Martel LLP
                  Thirtieth Floor, Russ Building
                  235 Montgomery Street
                  San Francisco, California  94104
                  Telecopy:  (415) 954-4480
                  Attention:  Bruce Maximov, Esq.

      9.4.  Definitions

      .  As used herein, the following terms have the following meanings:

            (a) "Affiliate" or "affiliate" with respect to a Person, shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with, the first Person.

            (b) "Material Adverse Effect" shall mean a material adverse effect on the assets, liabilities, condition (financial or otherwise), results of operations, business, operations or prospects of the Company and its subsidiaries taken as a whole or on the ability of the Company, Parent or Purchaser to consummate the transactions contemplated by this Agreement.

            (c) "Person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a group or other legal entity and a government or a department or agency thereof.

            (d) "Subsidiary" or "subsidiary" shall mean with respect to any Person any corporation more than 50 percent of whose outstanding voting securities, or any partnership, joint venture or other entity more than 50 percent of whose total equity interest, is directly or indirectly owned by such Person.

      9.5.  Interpretation; Severability

      . For purposes of this Agreement, the Company shall not be deemed to be an affiliate or subsidiary of Purchaser or Parent. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made.

      9.6.  Representations and Warranties

      . The respective representations and warranties of the Company, Purchaser and Parent contained herein or in any certificates or other documents delivered prior to or as of the Effective Date shall not be deemed waived or otherwise affected by any investigation made by any party thereto and shall expire with, and be terminated and extinguished upon, consummation of the Merger, and thereafter neither the Company, Parent nor Purchaser nor any officer, director or principal thereof shall be under any liability whatsoever with respect to any such representation or warranty. This Section 9.6 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Offer or the Merger.

      9.7.  Miscellaneous

      . This Agreement (including the Disclosure Schedule and Annex I: referred to herein) (i) along with the Option Agreement, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; (ii) is not intended to confer upon any other Person any rights or remedies hereunder; (iii) shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof; and (iv) shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.


      IN WITNESS WHEREOF, each of Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunder duly authorized.

                                    KNOWLEDGE BEGINNINGS, INC.


                                      Name:
                                     Title:


                                    KBI ACQUISITION CORP.


                                      Name:
                                     Title:

                                    CHILDREN'S DISCOVERY CENTERS OF AMERICA,
                                      INC.


                                      Name:
                                     Title:

                                     Annex I

      Certain Conditions of the Offer. Notwithstanding any other provisions of the Offer or the Agreement and Plan of Merger by and among Knowledge Beginnings, Inc., KBI Acquisition Corp. and Children's Discovery Centers of America, Inc., dated as of March 27, 1998 (the "Merger Agreement"), Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares (as defined in the Merger Agreement) after the termination or withdrawal of the Offer), pay for any Shares tendered pursuant to the Offer, and may terminate, withdraw or amend the Offer and may postpone the acceptance of, and payment for the Shares, unless there shall have been validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares which would constitute a majority of the outstanding shares, determined on a fully diluted basis, of the Company Common Stock (the "Minimum Condition"). "On a fully diluted basis" means, as of any date, the number of Shares outstanding, together with Shares issuable upon exercise of outstanding Company Options. Furthermore, notwithstanding any other term of the Offer or the Merger Agreement, the Purchaser shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares tendered pursuant to the Offer, and may terminate, withdraw or amend the Offer and may postpone the acceptance of, and payment for the Shares if, at any time on or after the date of the Merger Agreement and before the time for payment for any of the Shares (whether or not any Shares shall have theretofore been accepted for payment or paid for pursuant to the Offer), any of the following conditions exists:

      (a) There shall be instituted or pending any action or proceeding before any domestic or foreign court, legislative body or governmental agency or other regulatory or administrative agency or commission (i) challenging the acquisition in whole or in part of the Shares by Parent or Purchaser, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or seeking to obtain any material damages or otherwise, directly or indirectly, relating to the transaction contemplated by the Offer or the Merger Agreement,
(ii) seeking to prohibit or restrict the ownership or operation by Parent, Purchaser or the Company (or any of their respective affiliates or subsidiaries) of any material portion of the Parent's or Purchaser's or the Company's business or assets, or to compel the Company, Parent or Purchaser (or any of their respective affiliates or subsidiaries) to dispose of or hold separate all or any of the Shares or all or any material portion of the Company's, Parent's or Purchaser's (or any of their respective affiliates or subsidiaries) business or assets as a result of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement, (iii) seeking to prohibit or materially delay or make illegal the purchase of, or payment for, some or all of the Shares pursuant to the Offer or Merger, (iv) seeking to impose material limitations on the ability of Parent or Purchaser (or any of their respective affiliates or subsidiaries) to acquire or to hold or to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares on all matters properly presented to the stockholders of the Company, (v) seeking to impose any limitations on the ability of Parent or Purchaser (or any of their respective affiliates or subsidiaries) effectively to control in any material respect any material portion of the business and operations of the Company and its subsidiaries, or (vi) which may result in a material limitation on the benefits expected to be derived by Parent and Purchaser as a result of the Offer, including without limitation, any limitation on the ability to consummate the Merger; or

      (b) Any statute, rule, regulation or order shall be enacted, promulgated, entered, enforced or deemed applicable to the Offer or the Merger, or any other action shall have been taken, proposed or threatened, by any domestic or foreign government or governmental authority or by any court, domestic or foreign, which is reasonably likely to result, directly or indirectly, in any of the consequences referred to in Subsection (i) through (vi) of subsection (a) above; or

      (c) Parent, Purchaser or the Company and its subsidiaries shall not have obtained any license, permit, waiver, consent, approval, authorization, qualification, order, action or non-action from any third party, including any governmental authority or agency, which is necessary to consummate the Offer and the Merger, including, without limitation, the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the passage of 30 days after the filing of an initial application for a license to operate from the State Board of Private Academic Schools, the Commonwealth of Pennsylvania, or the consummation of the Offer and the Merger will result in the loss of any Permit (as defined in the Merger Agreement) of the Company or any of its subsidiaries; or

      (d) Any event, condition or change (or any development involving a prospective event, condition or change) shall have occurred or be threatened which has had or is reasonably likely to have a Material Adverse Effect (as defined in the Merger Agreement) on the Company and its subsidiaries taken as a whole; or

      (e) There shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on any United States stock exchange, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity materially affecting the United States, (iv) any limitation by any governmental authority or any other event which is reasonably likely to affect the extension of credit by banks or other lending institutions, or (v) in the case of any of the foregoing existing at the time of the commencement of the Offer, any material acceleration or worsening thereof; or

      (f) (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified (including by amendment of the Company's
Schedule 14D-9) in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, the Merger or the Merger Agreement, or approved or recommended any Acquisition Transaction (as defined in the Merger Agreement), or Parent requests in writing that the Board of Directors of the Company reconfirm its recommendation of the Offer, the Merger and the Merger Agreement and the Board of Directors of the Company fails to do so within 5 days after its receipt of Parent's request, (ii) any corporation, partnership, person or other entity or group shall have entered into an agreement, an agreement in principle or letter of intent with the Company or any of its subsidiaries with respect to an Acquisition Transaction, or (iii) the Board of Directors of the Company or any committee thereof shall have resolved to take any of the foregoing actions; or

      (g) The Company shall have breached or failed to perform in any material respect any of its obligations in the Merger Agreement or failed to comply in any material respect with any of its agreements or covenants in the Merger Agreement; or

      (h) Any of the representations and warranties of the Company set forth in the Merger Agreement that are subject to, or qualified by, any materiality qualification shall not be true and correct or any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case at the date of the Merger Agreement and at the time of such determination except as to any such representation or warranty which speaks as of a specific date which must be untrue or incorrect in the foregoing respects as of such specific date; or

      (i) The Merger Agreement shall have been terminated by the Company, Parent or Purchaser pursuant to its terms; or

      (j) The affirmative vote of the holders of more than a majority of the outstanding Shares is required to consummate the Merger, Purchaser is not entitled to vote its shares of the Company Common Stock for the Merger, or the affirmative vote of the holders of any securities of the Company other than the Shares is required to consummate the Merger; or

      (k) The holders of all Company Options (as defined in the Merger Agreement) shall not have irrevocably agreed to cancel such Company Options in return for the payment set forth in Section 2.7; or

      (l) Parent shall not have received the noncompete agreements, employment and consulting agreements, releases, excess payment agreement and resignations from the Persons contemplated by Section 6.9 of the Merger Agreement; or

      (m) The Company  shall not have  obtained the  insurance  contemplated  by
Section 6.10(c) of the Merger Agreement;

which, in the reasonable judgment of Purchaser, in any such case and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Offer or with such acceptance for payment or payment.

      The foregoing conditions (including those set forth in the opening paragraph above) are for the sole benefit of Purchaser and may be asserted or waived by the Purchaser in whole or in part at any time and from time to time in its sole discretion. The failure by Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, and each right shall be deemed a continuing right which may be asserted at any time and from time to time. Any determination by Purchaser concerning the events described in this Annex I shall be final and binding upon all parties.

                                        i
                                TABLE OF CONTENTS
                                                                            Page

1. THE OFFER.................................................................2

      1.1. THE OFFER.........................................................2
      1.2. COMPANY ACTION....................................................3
      1.3. DIRECTORS.........................................................4

2. THE MERGER................................................................4

      2.1. THE MERGER........................................................4
      2.2. EFFECT OF THE MERGER..............................................5
      2.3. CONSUMMATION OF THE MERGER........................................5
      2.4. CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND
            OFFICERS.........................................................5
      2.5. CONVERSION OF SECURITIES..........................................5
      2.6. DISSENTING STOCK..................................................6
      2.7. COMPANY STOCK OPTIONS AND RELATED MATTERS.........................6
      2.8. EXCHANGE OF CERTIFICATES..........................................7
      2.9. PAYMENT...........................................................8
      2.10. NO FURTHER RIGHTS OF TRANSFERS...................................9
      2.11. CLOSING..........................................................9

3. REPRESENTATIONS AND WARRANTIES OF PARENT AND  PURCHASER...................9

      3.1. ORGANIZATION AND QUALIFICATION....................................9
      3.2. AUTHORITY RELATIVE TO THIS AGREEMENT..............................9
      3.3. COMPLIANCE.......................................................10
      3.4. BROKERS..........................................................11
      3.5. FINANCIAL CAPABILITY.............................................11

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................11

      4.1. ORGANIZATION AND QUALIFICATION...................................11
      4.2. SUBSIDIARIES.....................................................11
      4.3. CAPITALIZATION...................................................12
      4.4. COMPANY INVESTMENTS..............................................13
      4.5. AUTHORITY RELATIVE TO THIS AGREEMENT.............................13
      4.6. COMPLIANCE.......................................................13
      4.7. COMMISSION FILINGS...............................................14
      4.8. ABSENCE OF UNDISCLOSED LIABILITIES...............................15
      4.9. LITIGATION.......................................................15
      4.10. COMPLIANCE WITH LAW.............................................15
      4.11. CHANGES.........................................................16
      4.12. TAXES...........................................................17
      4.13. TITLE TO PROPERTIES; CONDITION OF PROPERTIES....................20
      4.14. CONTRACTS.......................................................21
      4.15. EMPLOYEE BENEFIT PLANS..........................................22
      4.16. COMPLIANCE WITH LEGISLATION REGULATING ENVIRONMENTAL
            QUALITY.........................................................24
      4.17. LABOR MATTERS...................................................25
      4.18. INTELLECTUAL PROPERTY...........................................26
      4.19. PERMITS; LICENSES...............................................27
      4.20. INSURANCE.......................................................27
      4.21. SCHOOLS.........................................................28
      4.22. OPINION OF FINANCIAL ADVISOR....................................28
      4.23. BROKERS.........................................................28
      4.24. SETTLEMENT OF FAIR LABOR STANDARDS ACT VIOLATIONS...............28
      4.25. ACCOUNTING AND LEGAL FEES.......................................29

5. CONDUCT OF BUSINESS PENDING THE MERGER...................................29

      5.1. ORDINARY COURSE OF BUSINESS......................................29
      5.2. PRESERVATION OF ORGANIZATION.....................................29
      5.3. CAPITALIZATION CHANGES...........................................29
      5.4. SALE OF ASSETS...................................................30
      5.5. DIVIDENDS AND REPURCHASES........................................30
      5.6. ACQUISITIONS; INVESTMENTS........................................30
      5.7. INDEBTEDNESS.....................................................30
      5.8. SEVERANCE AND TERMINATION PAY....................................31
      5.9. EMPLOYEE BENEFITS................................................31
      5.10. TAX ELECTION; ACCOUNTING........................................31
      5.11. SUBSEQUENT FINANCIALS...........................................31
      5.12. REPRESENTATIONS AND WARRANTIES..................................31
      5.13. CONTRACTS.......................................................31
      5.14. AFFILIATES......................................................31
      5.15. LITIGATION......................................................31
      5.16. CAPITAL EXPENDITURES............................................31
      5.17. TRANSACTION EXPENSES............................................31
      5.18. COMMITMENTS.....................................................31

6. ADDITIONAL AGREEMENTS....................................................31

      6.1. PROXY STATEMENT..................................................31
      6.2. MEETING OF STOCKHOLDERS OF THE COMPANY; VOTING AND
            DISPOSITION OF THE SHARES.......................................31
      6.3. STOCK OPTIONS....................................................31
      6.4. ADDITIONAL AGREEMENTS............................................31
      6.5. NO SOLICITATION OF TRANSACTIONS..................................31
      6.6. NOTIFICATION OF CERTAIN MATTERS..................................31
      6.7. ACCESS TO INFORMATION............................................31
      6.8. TAKEOVER LAWS....................................................31
      6.9. EMPLOYMENT AGREEMENTS; NONCOMPETE AGREEMENTS ; RELEASES
            AND EXCESS PAYMENT AGREEMENT....................................31
      6.10. OTHER AGREEMENTS................................................31
      6.11. INDEMNIFICATION AND INSURANCE...................................31

7. CONDITIONS...............................................................31

      7.1. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE
            MERGER..........................................................31
      7.2. ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PURCHASER............31

8. TERMINATION, AMENDMENT AND WAIVER........................................31

      8.1. TERMINATION......................................................31
      8.2. EFFECT OF TERMINATION............................................31

9. GENERAL PROVISIONS.......................................................31

      9.1. AMENDMENT; MODIFICATION; WAVIER; CONSENTS........................31
      9.2. PUBLIC STATEMENTS................................................31
      9.3. NOTICES..........................................................31
      9.4. DEFINITIONS......................................................31
      9.5. INTERPRETATION; SEVERABILITY.....................................31
      9.6. REPRESENTATIONS AND WARRANTIES...................................31
      9.7. MISCELLANEOUS....................................................31

                                                                     EXHIBIT 2.2

                          OPTION AND SUPPORT AGREEMENT

      OPTION AND SUPPORT AGREEMENT dated as of March 27, 1998 (this "Agreement") by and among Knowledge Beginnings, Inc., a Delaware corporation ("Parent"), Children's Discovery Centers of America, Inc., a Delaware corporation (the "Company"), and the other parties signatory hereto (each a "Stockholder").

                                    RECITALS

      A. Concurrently herewith, Parent, KBI Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Purchaser"), and the Company are entering into an Agreement and Plan of Merger of even date herewith (as such agreement may be amended from time to time, the "Merger Agreement"; terms used but not defined herein which are defined in the Merger Agreement shall have the meanings set forth in the Merger Agreement) pursuant to which (and subject to the terms and conditions specified therein) Purchaser will be merged with and into the Company (the "Merger"), whereby each share of common stock, par value $.01 per share, of the Company ("Common Stock") issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $12.25 in cash, other than (i) shares of Common Stock owned, directly or indirectly, by the Company, Parent or Purchaser or any of their wholly-owned subsidiaries and (ii) any shares of Common Stock owned by Dissenting Stockholders.

      B. In furtherance of the Merger, Parent and the Company desire that as soon as practicable (and no later than five business days) after the execution and delivery of the Merger Agreement, Purchaser commence a cash tender offer to purchase all outstanding shares of Common Stock, including all of the Shares (as defined in Section 1(a) below) on the terms and subject to the conditions set forth in the Merger Agreement.

      C. As a condition and inducement to its willingness to enter into the Merger Agreement, Parent has required that the Company grant to Parent an option to purchase 1,342,155 shares of Common Stock, upon the terms and subject to the conditions hereof.

      D. As a condition to Parent's entering into the Merger Agreement, Parent has required that each Stockholder enter into, and each such Stockholder has agreed to enter into, this Agreement with Parent providing, among other things, for such Stockholder's agreement to tender pursuant to the Offer all shares of Common Stock owned by it and to support the Merger and the grant by each such Stockholder to Parent of an option to purchase such Stockholder's shares of Common Stock, in each case upon the terms and subject to the conditions hereof.

                                    AGREEMENT

      To implement the foregoing and in consideration of the mutual agreements contained herein and in the Merger Agreement, the parties hereby agree as follows:

      1. Representations and Warranties of Stockholders. Each Stockholder severally and not jointly hereby represents and warrants to Parent as follows:

            (a)   Ownership of Shares.

                  (i) Such Stockholder is the record holder or beneficial owner (as defined in Section 14(j) hereof) of the number of shares of Common Stock as is set forth opposite such Stockholder's name on Schedule I hereto (as to each Stockholder, such shares shall constitute the "Existing Shares," and together with any shares of Common Stock acquired of record or beneficially by such Stockholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, warrants or rights, conversion of convertible securities, purchase, exchange, dividend, distribution or otherwise, shall constitute the "Shares").

                  (ii) On the date hereof, the Existing Shares constitute all of the shares of Common Stock owned of record or beneficially by such Stockholder, and such Stockholder does not own or have the right to acquire any options, warrants, convertible or exchangeable securities or other rights to acquire any shares of Common Stock.

                  (iii) Such Stockholder has sole power of disposition, sole voting power, sole power to issue instructions with respect to the matters set forth in Sections 5, 10 and 11 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all of the Existing Shares, with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                  (iv) Such Stockholder will have sole power of disposition, sole voting power, sole power to issue instructions with respect to the matters set forth in Sections 5, 10 and 11 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all Shares other than Existing Shares, if any, which become beneficially owned by such Stockholder with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

            (b) Organization. Such Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its formation.

            (c) Power; Binding Agreement. Such Stockholder has the organizational power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (d) No Conflicts. (A) No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority by such Stockholder is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of any partnership agreement or other organizational documents applicable to such Stockholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder or any of such Stockholder's properties or assets may be bound or
(z) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Stockholder.

            (e) Encumbrances. Such Stockholder's Shares and the certificates representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances arising hereunder. The transfer by such Stockholder of its Shares in the Offer or hereunder shall pass to and unconditionally vest in Purchaser good and valid title to all Shares, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever.

            (f) Fees. Except as set forth in the Merger Agreement, no broker, investment banker, financial adviser or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder in its capacity as such.

            (g) Reliance. Such Stockholder understands and acknowledges that Parent and Purchaser are entering into the Merger Agreement and commencing the Offer in reliance upon such Stockholder's execution and delivery of this Agreement.

      2. Representations and Warranties of Parent to the Company and the Stockholders. Parent hereby represents and warrants to the Company and each Stockholder as follows:

            (a) Organization. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its formation.

            (b) Power; Binding Agreement. Parent has the corporate power and authority to enter into and perform all of Parent's obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (c) No Conflicts. (A) Other than in connection with or in compliance with the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations thereunder (the "Hart-Scott-Rodino Act"), the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the blue sky laws of any State or the rules and regulations of NASDAQ, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority by Parent is necessary for the execution of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by Parent nor the consummation by Parent of the transactions contemplated hereby nor compliance by Parent with any of the provisions hereof shall (x) conflict with or result in any breach of the certificate of incorporation or bylaws of Parent, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which Parent is a party or by which Parent or any of Parent's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Parent.

      3. Representations and Warranties of Parent to the Company. Parent hereby represents and warrants to the Company that if and when Parent exercises the Company Option, it will be acquiring the Company Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

      4. Representations and Warranties of the Company to Parent. The Company hereby represents and warrants to Parent as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement.

            (b) The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company, which constitutes the only corporate actions necessary to authorize the execution and delivery of this Agreement and consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (c) The Company has taken all necessary corporate action to authorize and reserve the Company Shares issuable upon exercise of the Company Option and the Company Shares, when issued and delivered by the Company upon exercise of the Company Option in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights and other encumbrances, liens and restrictions, except those imposed by federal securities laws.

            (d) Except as otherwise required by the Hart-Scott-Rodino Act and other than any filings required under the blue sky laws of any states or by NASDAQ, the execution and delivery of this Agreement by the Company and the issuance of Company Shares upon exercise of the Company Option do not require the consent, waiver, approval or authorization of or any filing with any Person or public authority.

            (e) (A) Other than in connection with or in compliance with the provisions of the Hart-Scott-Rodino Act, the Securities Act, the Exchange Act, the blue sky laws of any State or the rules and regulations of NASDAQ, no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority by the Company is necessary for the execution of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof shall (x) conflict with or result in any breach of the certificate of incorporation or bylaws of the Company, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which the Company is a party or by which the Company or any of the Company's properties or assets may be bound or (z) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to the Company.

            (f) No "fair price", "moratorium", "control share acquisition" or other form of antitakeover statute or regulation (including, without limitation, the restrictions on "business combinations" set forth in Section 203 of the Delaware Law) is or shall be applicable to execution of this Agreement or the consummation of the transactions contemplated hereby, including without limitation, the acquisition of any Stockholder's Shares or the Company Shares pursuant to this Agreement (and the Board of Directors of the Company has taken all action to approve the acquisition of the Company Shares and all Stockholders' Shares to the extent necessary to avoid such application).

      5. Option Granted to Parent by the Stockholders.

            (a) Each Stockholder, severally and not jointly, hereby grants to Parent an irrevocable option to purchase, in whole and not in part, all of such Stockholder's respective Shares, on the terms and subject to the conditions set forth herein (with respect to each Stockholder's Shares, the "Stockholder Option").

            (b) Each Stockholder Option may be exercised by Parent, in whole or in part, at any time, or from time to time, during the period commencing immediately after the occurrence of a Trigger Event and ending on, and including, the date which is nine months after the termination of the Merger Agreement. As used herein, "Trigger Event" shall mean (i) the termination of the Merger Agreement pursuant to Section 8.1(c)(ii) or 8.1(b)(iii) or (ii) the termination of the Merger Agreement for any other reason (other than pursuant to Section 8.1(b)(ii)) and during the period commencing on the date hereof and ending on, and including, the date which is nine months after the termination of the Merger Agreement an Alternative Transaction (as defined inn the Merger Agreement) is consummated.

            (c) If Parent wishes to exercise a Stockholder Option, Parent shall send a written notice to such Stockholder (to the address set forth herein) of Parent's irrevocable election to exercise such Stockholder Option, specifying the place, and, if then known, the time and the date (the "Option Closing Date") of the closing of the purchase of such Stockholder's Shares (the "Option Closing"). The Option Closing Date shall occur on the fifth business day (or such longer period as may be required by applicable law or regulation) after the later of (i) the date on which such notice is delivered and (ii) the satisfaction of the conditions set forth in Section 5(f) hereof.

            (d) At the Option Closing, the subject Stockholder shall deliver to Parent (or its designee) all of such Stockholder's Shares by delivery of a certificate or certificates evidencing such Shares, duly endorsed to Parent or accompanied by stock powers duly executed in favor of Parent, with all necessary stock transfer stamps affixed, free and clear of all liens, encumbrances and restrictions, except for restrictions imposed by federal securities laws.

            (e) At the Option Closing, Parent shall pay to the subject Stockholder, by wire transfer in immediately available funds to the account of such Stockholder specified in writing no less than two days prior to the Option Closing, an amount equal to the product of $12.25 (as adjusted as provided in Section 5(g)) (the "Purchase Price") and the number of shares of Common Stock purchased pursuant to the exercise of the subject Stockholder Option.

            (f) The purchase of Shares pursuant to each Stockholder Option shall be subject to the satisfaction of each of the following conditions:

                  (i) no domestic court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling (which has not been stayed or suspended pending appeal) and there shall not be any effective domestic statute, rule or regulation prohibiting the consummation of the purchase and sale of Shares pursuant to the exercise of the such Stockholder Option; and

                  (ii) any waiting period applicable to the consummation of the purchase and sale of the Shares pursuant to the exercise of such Stockholder Option under the Hart-Scott-Rodino Act shall have expired or been terminated.

            (g) In the event of a stock dividend or distribution, or any change in the Common Stock by reason of any stock dividend, stock split, spin-off, reorganization, recapitalization, reclassification, consolidation, combination, exchange of shares or the like, the term "Shares" as used in this Agreement shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any securities or other property into which or for which any or all of the Shares may be changed or exchanged, and the Purchase Price shall be proportionately adjusted. In the event of any merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, or the recapitalization, reclassification, liquidation or dissolution of the Company, or other adjustment or event which results in shares of Common Stock being exchanged for or converted into cash, securities or other property, "Shares" shall refer to the kind and amount of cash, securities and/or other property receivable by each Stockholder as a result of such event and each Stockholder Option shall be exercisable for such cash, securities and/or other property and the Purchase Price shall be proportionately adjusted.

      6. Option Grant to Parent by the Company.

            (a) Subject to the other terms and conditions set forth herein, the Company hereby grants to Parent an irrevocable option (the "Company Option") to purchase up to 1,342,155 (as adjusted as provided herein) shares of Common Stock (the "Company Shares") at a per share cash purchase price equal to $10.125 (as adjusted as provided in Section 6(c)) (the "Company Purchase Price").

            (b) The Company Option may be exercised by Parent, in whole or in part, at any time, or from time to time, during the period commencing immediately after the occurrence of a Trigger Event and ending on, and including, the date which is nine months after the termination of the Merger Agreement

            (c) In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, reclassification, recapitalization, merger or other change in the corporate or capital structure of the Company, the number of Company Shares subject to the Company Option and the purchase price per Company Share shall be appropriately adjusted to restore Parent to its rights hereunder, including its right to purchase Company Shares representing 19.9% of the capital stock of the Company entitled to vote generally for the election of the directors of the Company which is issued and outstanding immediately prior to the exercise of the Company Option at an aggregate purchase price equal to the Company Purchase Price multiplied by 1,342,155. In the event that any additional shares of Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the preceding sentence), the number of Company Shares subject to the Company Option shall be increased by 19.9% of the number of the additional shares of Common Stock so issued (and such additional Company Shares shall have a purchase price per share equal to the Company Purchase Price).

            (d) In the event Parent wishes to exercise all or a portion of the Company Option, Parent shall send a written notice to the Company (the "Stock Exercise Notice") specifying a date not later than 10 business days and not earlier than the three business days following the date such notice is given for the closing of such purchase.

            (e) If at any time the Company Option is then exercisable pursuant to the terms of Section 6(b) hereof, Parent may elect, in lieu of exercising the Company Option to purchase Company Shares provided in Section 6(a) hereof, to send a written notice to the Company (the "Cash Exercise Notice") specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given on which date the Company shall pay to Parent an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Company Shares subject to the Company Option as Parent shall specify. As used herein "Spread" shall mean the excess, if any, over the Company Purchase Price of the higher of (x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by any Person in an Acquisition Transaction (as defined in Section 6.5 of the Merger Agreement) (the "Alternative Purchase Price") or (y) the closing sales price of the shares of Common Stock on NASDAQ on the last trading day immediately prior to the date of the Cash Exercise Notice (the "Closing Price"). If the Alternative Purchase Price includes any property other than cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing sales prices (or the average of the closing bid and asked prices if closing sales prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Alternative Purchase Price shall be deemed to equal the Closing Price. Upon exercise of Parent's right to receive cash pursuant to this Section 6(e) and the payment of such cash to Parent, the obligations of the Company to deliver the Company Shares pursuant to Section 6(g) shall be terminated with respect to such number of Company Shares for which the Parent shall have elected to be paid the Spread.

            (f) The closing of the Company Option shall be subject to the satisfaction of each of the following conditions:

                  (i) no court, arbitrator or governmental body, agency or official shall have issued any order, decree or ruling (which has not been stayed or suspended pending appeal) and there shall not be any effective statute, rule or regulation, restraining, enjoining or prohibiting the consummation of the purchase and sale of the Company Shares pursuant to the exercise of the Company Option; and

                  (ii) any waiting period applicable to the consummation of the purchase and sale of the Company Shares pursuant to the exercise of the Company Option under the Hart-Scott-Rodino Act shall have expired or been terminated.

            (g) Any closing hereunder shall take place on the date specified by Parent in its Stock Exercise Notice or Cash Exercise Notice, as the case may be, at 8:00 A.M., local time, at the offices of Latham & Watkins, 75 Willow Road, Menlo Park, CA 94025, or, if the conditions set forth in Section 6(f) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, (i) in the event of a closing pursuant to Section 6(d) hereof, the Company will deliver to Parent a certificate or certificates representing the Company Shares in the denominations designated by Parent in its Stock Exercise Notice and Parent will purchase such Company Shares from the Company at the price per Share equal to the Company Purchase Price or (ii) in the event of a closing pursuant to Section 6(e) hereof, the Company will deliver to Parent the cash in an amount determined pursuant to Section 6(e) hereof. Any payment made by Parent to the Company, or by the Company to the Parent, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

            (h) The certificates representing the Company Shares may bear an appropriate legend relating to the fact that such Company Shares have not been registered under the Securities Act.

      7. Listing of Company Shares; Regulatory Filings and Approvals. Subject to applicable law and the rules and regulations of NASDAQ, the Company will promptly file an application to list the Company Shares on NASDAQ and will use its best efforts to obtain approval of such listing and to file any necessary filings by the Company under the Hart-Scott-Rodino Act; provided, however, that if the Company is unable to effect such listing on NASDAQ by the Closing Date, the Company will nevertheless be obligated to deliver the Company Shares upon the Closing Date. The Company and Parent will use their best efforts to obtain consents of all third parties and all regulatory approvals, if any, necessary to the consummation of the closing of the sale of the Company Shares (or payment of the Spread) upon exercise of the Company Option.

      8. Profit Limitation. Notwithstanding any other provision of this Agreement, in no event shall Parent's Total Profit (as defined below) exceed $5 million and, if it does exceed such amount, Parent, at its sole election, shall, within five business days, either (a) deliver to the Company for cancellation Company Shares (valued, for the purposes of this Section 8, at the closing sales price of the Common Stock on NASDAQ on the day of delivery) previously purchased by Parent, (b) pay cash or other consideration to the Company or (c) undertake any combination thereof, so that Parent's Total Profit shall not exceed $5 million after taking into account the foregoing actions.

            As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by Parent pursuant to Section 8.2(b) of the Merger Agreement and Section 6(e) hereof, plus (ii)(x) the amount received by Parent pursuant to the sale of Company Shares acquired upon exercise of the Company Option (or any other securities into which such Company Shares are converted or exchanged), less (y) Parent's purchase price for such Company Shares, less (iii) any amounts paid or Company Shares (valued, for the purposes of this Section 8, at the closing sales price of the Common Stock on NASDAQ on the day of delivery) delivered to the Company pursuant to this Section 8 or other reimbursement obligation, including, without limitation, pursuant to Section 16 of the Exchange Act.

      9.    Registration Rights for Company Shares.

            (a) If Parent shall desire to sell any of the Company Shares within two years after the purchase of such Company Shares pursuant hereto, at Parent's request, the Company will cooperate with Parent and any underwriters in registering such Company Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Company shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 60 days if the offering would, in the judgment of the Board of Directors of the Company, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of the Company or any other material transaction involving the Company.

            (b) If any Company Shares are registered pursuant to the provisions of this Section 9, the Company agrees (i) to furnish copies of the registration statement and the prospectus relating to the Company Shares covered thereby in such numbers as Parent may from time to time reasonably request and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep effective for at least 90 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish Parent such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Company shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Company, except that Parent shall pay the fees and disbursements of its counsel, the underwriting fees and selling commissions applicable to the shares of Common Stock sold by Parent. The Company shall indemnify and hold harmless Parent, its affiliates and its officers, directors and controlling persons from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained or incorporated by reference in, and omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Parent, its affiliates and its officers expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph. The Company shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained or incorporated by reference in, and omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision does not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph.

      10. Tender of Shares; Stockholders' Agreement to Vote.

            (a) Tender of Shares. Each Stockholder, severally and not jointly, hereby agrees to validly tender (and not to withdraw) pursuant to and in accordance with the terms of the Offer (provided that the Offer is not amended in a manner prohibited by the Merger Agreement), in a timely manner for acceptance by Purchaser of the Offer, its respective Shares. Such Stockholder hereby acknowledges and agrees that Parent's obligation to accept for payment and pay for Common Stock in the Offer, including such Stockholder's Shares, is subject to the terms and conditions of the Offer. Each Stockholder hereby agrees to permit Parent and Purchaser to disclose in any press release or public announcement related to the Offer, Merger or Merger Agreement, publish and disclose in the Offer Documents and, if approval of the stockholders of the Company is required under applicable law, the Proxy Statement (including all documents and schedules filed with the Commission) its identity and ownership of Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

            (b) Voting. Each Stockholder, severally and not jointly, hereby agrees that, until the Termination Date (as defined in Section 13), at any meeting of the stockholders of the Company, however called, or in connection with any written consent of the stockholders of the Company, such Stockholder shall vote (or cause to be voted), including by way of written consent, the shares of Common Stock held of record or beneficially owned, from time to time by such Stockholder (i) in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as specifically requested in writing by Parent in advance, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any Acquisition Transaction, including without limitation, any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries, a sale, lease or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of the Company or any of its subsidiaries; or (B) (1) the election of any Person to, or other change in the size or composition of, the board of directors of the Company; (2) any material change in the present capitalization of the Company or any amendment of the Company's Certificate of Incorporation or By-Laws; (3) any other material change in the Company's corporate structure or business; or (4) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Offer, the Merger or the transactions contemplated by the Merger Agreement or this Agreement or the contemplated economic benefits of any of the foregoing. Such Stockholder shall not enter into any agreement or understanding which is inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

      11. Certain Covenants of Stockholders. Except in accordance with the terms of this Agreement, each Stockholder severally and not jointly, hereby covenants and agrees as follows:

            (a) No Solicitation. Prior to the Termination Date, no Stockholder shall, in its capacity as such, directly or indirectly solicit, initiate, facilitate or encourage any inquiries or the making of any proposal with respect to any tender offer, exchange offer, merger, consolidation, sale of assets, sales or capital stock or other business combination involving the Company or its subsidiaries or the acquisition of 20% or more of the assets or capital stock of the Company and its subsidiaries taken as a whole (an "Acquisition Transaction"), or negotiate, explore or otherwise communicate in any way with, or provide or furnish any information to, any Person (other than Parent or the Purchaser) with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Offer or the Merger or any other transaction contemplated by the Merger Agreement or this Agreement; provided, however, that the foregoing shall not restrict a Stockholder who is also a director of the Company from taking actions in such Stockholder's capacity as a director to the extent and in the circumstances permitted by Section 6.5 of the Merger Agreement. Such Stockholder shall immediately advise Parent in writing of the receipt by such Stockholder or any of its agents or representatives of any request for information, inquiries, indications of interest, offers or proposals relating to an Acquisition Transaction and any actions taken pursuant to Section 6.5 of the Merger Agreement, which notice shall include the identity of the Person making such request, inquiry, indication of interest, offer or proposal and the terms, if any, of such Acquisition Transaction. Such Stockholder and its agents and representatives will upon the execution of this Agreement, cease any discussion or negotiations with, and shall cease to provide any information to or otherwise cooperate or encourage, any Person with respect to an Acquisition Transaction.

            (b) Restriction on Transfer, Proxies and Noninterference. Prior to the expiration of the Stockholder Option, no Stockholder shall, directly or indirectly: (i) except pursuant to the terms of the Merger Agreement and this Agreement, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of (including by merger or otherwise by operation of law) or enter into any contract, option or other arrangement or understanding with respect to, or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of such Stockholder's Shares or any interest therein; (ii) grant any proxies or powers of attorney with respect to any shares of Common Stock beneficially owned by it, deposit any shares of Common Stock beneficially owned by it into a voting trust or enter into a voting agreement with respect to any shares of Common Stock beneficially owned by it; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

            (c) Waiver of Appraisal and Dissenter's Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

            (d) Attachment. Each Stockholder agrees that this Agreement and the obligations of such Stockholder hereunder shall attach to such Stockholder's Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise. Each Stockholder agrees, if so requested by Parent, to promptly submit to the Company or its agent the certificates representing such Stockholder's Shares so that legends referencing the restrictions imposed by this Agreement may be placed on the certificates.

            (e) Stop Transfer. Each Stockholder agrees with, and covenants to, Parent that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this Agreement. The Company acknowledges the foregoing and agrees in furtherance thereof to issue stop transfer instructions to the transfer agent for the Common Stock, at the request of Parent, to enforce the foregoing agreement.

      12. Further Assurances. From time to time, at the another party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

      13.  Termination.  The obligations of the  Stockholders  under Section 10,
Section 11(a) and 11(b) shall terminate upon the first to occur of (a) the effective time of the Merger and (b) the date the Merger Agreement is terminated in accordance with its terms (the "Termination Date"). The representations and warranties of the parties hereto shall survive the consummation of the transactions contemplated hereby and by the Merger Agreement and the Termination Date. The agreements and obligations of the parties hereto shall survive in accordance with their respective terms.

      14.   Miscellaneous.

            (a) Entire Agreement; Assignment. This Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other parties, provided that Parent may assign, in its sole discretion, its rights and obligations hereunder to any subsidiary or affiliate of Parent, but no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations. Subject to the foregoing limitations, this Agreement shall be binding upon and inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

            (b) Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by Parent and the parties hereto that are affected directly by such amendment. Schedule I may be supplemented by Parent by adding the name and other relevant information concerning any stockholder of the Company who is or agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

            (c) Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally, by next-day courier or mailed by registered or certified mail (return receipt requested), first class postage prepaid, or telecopied with confirmation of receipt to the parties at the addresses specified below (or at such other addresses as shall be specified by the parties by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, one day after delivery to a courier for next-day delivery, or three days after mailing, if deposited in the U.S. mail, first class postage prepaid.

      If to the Company:            Children's Discovery Centers of America,
Inc.
                              851 Irwin Street, Suite 200
                              San Rafael, California  94901
                             Telecopy: 415-459-1374
                                 Attn: President

      copy to:                Farella Braun & Martel, L.L.P.
                              235 Montgomery Street, 30th Floor
                              San Francisco, California  94104
                             Telecopy: 415-954-4480
                               Attn: Bruce Maximov

      If to a Stockholder:          at the address set forth on Schedule I

      If to Parent:                 Knowledge Beginnings, Inc.
                                844 Moraga Drive
                              Los Angeles, California  90049
                             Telecopy: 310-440-3669
                                 Attn: President

      copy to:                Latham & Watkins
                              75 Willow Road
                              Menlo Park, California  94025
                             Telecopy: 650-463-2600
                           Attn: Peter F. Kerman, Esq.

            (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

            (e) Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy at law or in equity. The parties further agree to waive any requirements for proving actual damages and for securing or posting of any bond in connection with obtaining any such equitable relief. If the Company or any Stockholder shall fail to perform any of its obligations under this Agreement, it hereby agrees that all reasonable fees and expenses, including reasonable attorneys' fees, which may be incurred by Parent in enforcing this Agreement shall be paid by the Company or such Stockholder, as the case may be.

            (f) Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement. This Agreement, and all of the provisions contained herein, shall not become effective until executed by all of the parties hereto.

            (g) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (h) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any provision or portion of any provision in any other jurisdiction or any other provision or portion of any provision in such same jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

            (i) Expenses. Each party shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

            (j) Definitions. For purposes of this Agreement: "beneficially own" or "beneficial ownership" and similar terms with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

            IN WITNESS WHEREOF, Parent, the Company and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                    Knowledge Beginnings, Inc.


                                    By:_____________________
                                          Title:
                                          Name:

                                    Children's Discovery Centers of America,
                                      Inc.


                                    By:_________________________
                                          Title:
                                          Name:

                                    STOCKHOLDERS Proactive Partners, L.P.


                                    By:_________________________
                                          Title:
                                          Name:

                                    Fremont Proactive Partners, L.P.


                                    By:_________________________
                                          Title:
                                          Name:

                                    Lagunitas Partners, L.P.


                                    By:_________________________
                                          Title:
                                          Name:

                                                                     EXHIBIT 2.3
ii
8K032798

i
8K032798.doc
                                   Schedule I

 Record Holder or Beneficial
            Owner                Number of Shares        Address for Notices
Lagunitas Partners, L.P.             691,100             Charles McGettigan
                                                    McGettigan, Wick & Co., Inc.
                                                     50 Osgood Place, Penthouse
                                                       San Francisco, CA 94133

Proactive Partnes, L.P.              649,600             Charles McGettigan
                                                    McGettigan, Wick & Co., Inc.
                                                     50 Osgood Place, Penthouse
                                                       San Francisco, CA 94133

Fremont Proactive Partners,           23,000             Charles McGettigan
L.P.                                                McGettigan, Wick & Co., Inc.
                                                     50 Osgood Place, Penthouse
                                                       San Francisco, CA 94133

                                                                     EXHIBIT 2.3
2
8K032798                                                          Page 2

Contact:    Richard A. Niglio
            Chief Executive Officer
            Children's Discovery Centers of America, Inc.
            (415) 257-4200




                              FOR IMMEDIATE RELEASE



KNOWLEDGE BEGINNINGS, A SUBSIDIARY OF KNOWLEDGE UNIVERSE, ACQUIRES CHILDREN'S
                                DISCOVERY CENTERS


      BURLINGAME, California (March 30, 1998) -- Knowledge Beginnings, Inc., a subsidiary of Knowledge Universe, L.L.C., and Children's Discovery Centers of America, Inc. ("CDC") announced today that they have signed a definitive merger agreement pursuant to which Knowledge Universe will acquire CDC. Headquartered in San Rafael, California, Children's Discovery Centers (NASDAQ:CDCR) is one of the nation's largest providers of educational programs and services for infants through school-age children. Revenues from its 248 schools totaled over $93 million in 1997. Under terms of the agreement announced today, Knowledge Beginnings, a privately held company, will pay $12.25 per share for all of the outstanding shares of CDC.

      Tom Kalinske, president of Knowledge Universe, said, "Adding Children's Discovery Centers to our growing educational enterprise is in keeping with our overall mission to improve the quality of education to people of all ages. CDC is an excellent company, and we hope to continue its traditions and perhaps to accelerate its growth."

      Richard A. Niglio, chairman and CEO of CDC, announced that he will resign at the consummation of the tender offer, but will continue as a consultant to the company for the next two years. Mr. Niglio said, "Building this company these past 11 years has been a very gratifying experience. I am looking forward to a new challenge in the future that I hope will be equally as rewarding."

      "We are delighted to align ourselves with Knowledge Beginnings," said Dr. Elanna S. Yalow, president and chief operating officer of CDC, and the daughter of Nobel Prize winner Dr. Rosalyn Yalow. "CDC will benefit greatly from the extensive experience that Knowledge Beginnings brings to addressing the educational challenges facing our nation. Working in concert, we will make a difference in the lives of millions of American children by helping them get started on the road to lifelong learning."

      Under the terms of the merger agreement, a subsidiary of Knowledge Beginnings will promptly commence a tender offer for all outstanding shares of CDC at a net price of $12.25 per share in cash. In connection with the execution of the merger agreement, Knowledge Beginnings entered into an Option and Support Agreement with three partnerships owning a total of 1,363,700 shares of common stock pursuant to which such stockholders agreed, among other things, to tender their shares and under certain conditions to sell their shares to Knowledge Beginnings for $12.25 per share in cash. In addition, Knowledge Beginnings entered into an agreement to purchase from CDC, under certain conditions, 1,342,155 previously unissued shares of CDC common stock at a price of $10.125 per share. Completion of the tender offer is subject to a number of conditions, including the acquisition of Knowledge Beginnings of a majority of CDC's common stock.

      Founded in 1983, CDC operates preschool and elementary schools in 22 states and the District of Columbia, serving approximately 25,000 children ranging from infants through grade eight. CDC also provides employer-sponsored programs through affiliations with over 50 governmental agencies, hospitals, and private corporations such as Amoco and GE Capital Services Corporation.

MARKET TRENDS

      Current demographic and social trends indicate a growing need for child care and educational services such as those provided by companies such as CDC. Also, educational researchers stress the need for quality education and learning experiences for children beginning in infancy and throughout their preschool years and that these are crucial years in a child's development. These two trends present an excellent opportunity for CDC and Knowledge Beginnings to offer parents the highest quality early childhood education for their children.

About Knowledge Beginnings
      Knowledge Beginnings, Inc. is a subsidiary of Knowledge Universe, L.L.C. Knowledge Universe is an education company that offers a full array of products and services designed to meet the educational and knowledge management needs of organizations and individuals. Founded in 1996, the privately held company is headquartered in Burlingame, California.


                                      -END-